LOAN AGREEMENT
Dated as of January 24, 2007
between
LTF CMBS I, LLC,
as Borrower,
and
GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P.,
as Lender
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i

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Exhibits

A-1	Form of Collection Account Agreement
A-2	Form of Cash Management Agreement
B-1	Form of Minnesota Opinion
B-2	Form of Local Counsel Opinion
B-3	Form of Nonconsolidation Opinion
B-4	Form of Delaware Opinion
C	Form of Tenant Notice
Schedules

A	Property
B	Exception Report
C	[none]
D	Initial Values
E	[none]
F	Rent Roll
G	Material Agreements
H	Allocated Loan Amounts
I	Organizational Chart
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v

LOAN AGREEMENT
          This Loan Agreement (this “Agreement”) is dated January 24, 2007 and is between GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and LTF CMBS I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, “Borrower”).
RECITALS
          Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).
          Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, issues the Note and executes and delivers the other Loan Documents.
          Lender and Borrower therefore agree as follows:
DEFINITIONS
          (a) When used in this Agreement, the following capitalized terms have the following meanings:
          “Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
          “Affiliate” means, as to any person, any other person that, directly or indirectly, is in control of, is controlled by or is under common control with such person.
          “Agreement” means this Loan Agreement, as the same may from time to time hereafter be modified or replaced.
          “Allocated Loan Amount” means:
          (1) with respect to each Property on the date hereof, the portion of the Loan Amount allocated thereto on the Closing Date, as set forth on Schedule H; and
          (2) with respect to any Qualified Substitute Property added to the Collateral in connection with a Property Substitution pursuant to Section 2.2, the sum of the Allocated Loan Amounts of the related Replaced Properties (which the Qualified Substitute Property replaced)
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immediately prior to such Property Substitution (if a Property Substitution involves more than one Qualified Substitute Property, the sum of the Allocated Loan Amounts of the related Replaced Properties shall be allocated among such Qualified Substitute Properties in proportion to each such Qualified Substitute Property’s Initial Value).
          “ALTA” means the American Land Title Association, or any successor thereto.
          “Alteration” means any demolition, alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof, but does not include work which is Remodeling.
          “Annual Budget” means a capital and operating expenditure budget for the Properties prepared by Borrower and specifying amounts, if any, that Borrower will be obligated to expend to operate and maintain the Properties at a standard at least equal to that maintained on the Closing Date.
          “Appraisal” means, with respect to each Property, an as-is appraisal of such Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).
          “Approved Annual Budget” has the meaning set forth in Section 5.17.
          “Approved Management Agreement” means any management agreement that is approved by Lender and with respect to which Lender receives Rating Confirmation.
          “Approved Property Manager” means Borrower, any Affiliate of Borrower, or any other management company that is approved by Lender and with respect to which Lender receives Rating Confirmation, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).
          “Assignment” has the meaning set forth in Section 9.7(b).
          “Assumption” has the meaning set forth in Section 2.2.
          “Bankruptcy Code” has the meaning set forth in Section 7.1(d).
          “Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).
          “Borrower” has the meaning set forth in the first paragraph of this agreement.
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          “Budgeted Operating Expenses” means, with respect to any calendar month, (i) an amount equal to the Operating Expenses for such calendar month in the then-applicable Approved Annual Budget, or (ii) such greater amount as shall equal Borrower’s actual Operating Expenses for such month, except that during the continuance of a Trigger Period such greater amount may in no event exceed 105% of the amount specified in clause (i), with no individual budget line item exceeding 110% of the amount set forth in the then-applicable Approved Annual Budget with respect to such line item for such month, in each case without the prior written consent of Lender, not to be unreasonably withheld or delayed.
          “Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.
          “Capital Expenditure” means hard and soft costs incurred by Borrower with respect to replacements and capital repairs made to the Properties (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.
          “Capital Expenditure Reserve Account” has the meaning set forth in Section 3.6(a).
          “Cash Management Account” has the meaning set forth in Section 3.2(a).
          “Cash Management Agreement” means a cash management agreement in substantially the form of Exhibit A-2, as the same may from time to time be modified or replaced in accordance herewith.
          “Cash Management Bank” means a depository institution selected by Lender in which Eligible Accounts may be maintained. The initial Cash Management Bank shall be LaSalle Bank National Association.
          “Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.
          “Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.
          “Change of Control” means the occurrence of either or both of the following: (i) the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) the failure of the Single-Purpose Equityholder (if any) to be Controlled by the same Qualified Equityholders that Control Borrower; provided, however, that for so long as Life Time Fitness, Inc. directly or indirectly owns all membership interests in Borrower, transfers or issuances of interests in Life Time Fitness, Inc on a national securities exchange or through the NASDAQ national markets system shall not be deemed a Change of Control.
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          “Closing Date” means the date of this Agreement.
          “Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
          “Collateral” means all assets owned from time to time by Borrower including the Properties, the Revenues and all other tangible and intangible property (including any Defeasance Collateral) in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.
          “Collateral Accounts” means, collectively, the Cash Management Account, the Loss Proceeds Account, the Basic Carrying Costs Escrow Account, the Capital Expenditure Reserve Account, and the Excess Cash Flow Reserve Account.
          “Collection Account” has the meaning set forth in Section 3.1(a).
          “Collection Account Agreement” has the meaning set forth in Section 3.1(a).
          “Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.
          “Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84=100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Lender and Borrower, both acting reasonably, shall agree upon in writing.
          “Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.
          “Control” of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).
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          “Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Lender and Sponsor, as the same may from time to time be modified or replaced in accordance herewith.
          “Damages” to a party means any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, costs, expenses (including reasonable attorneys’ fees whether or not suit is brought), settlement costs and disbursements imposed on, incurred by or asserted against such party.
          “Debt” means, with respect to any Person, without duplication:
     (i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;
     (ii) all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;
     (iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet due and payable;
     (iv) all Contingent Obligations of such Person;
     (v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;
     (vi) all contractual indemnity obligations of such Person; and
     (vii) any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.
          “Default” means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.
          “Default Interest” means, during the continuance of an Event of Default, the amount by which interest accrued on the Notes at their respective Default Rates exceeds the amount of interest that would have accrued on the Notes at their respective Interest Rates.
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          “Default Rate” means, with respect to any Note, the greater of (x) 5% per annum in excess of the interest rate otherwise applicable to such Note hereunder and (y) 1% per annum in excess of the Prime Rate from time to time.
          “DSCR” means, with respect to any Test Period, the quotient of (i) Net Operating Income for such period divided by (ii) the Debt Service for such period.
          “Easement Areas” has the meaning set forth in Section 4.27(ii).
          “Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution which has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.
          “Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A–1, Prime-1 or F-1, as applicable, by each of the Rating Agencies and whose long-term senior unsecured debt obligations are rated at least A or A2, as applicable, by each of the Rating Agencies, and whose deposits are insured by the FDIC or (ii) with respect to which Lender shall have received Rating Confirmation.
          “Embargoed Person” has the meaning set forth in Section 4.40.
          “Engineering Report” means a structural and seismic engineering report or reports with respect to each of the Properties prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.
          “Environmental Claim” means any written notice, claim, proceeding, investigation or demand by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any of the Properties arising out of, based on or resulting from (i) the alleged presence, Use or Release of any Hazardous Substance, (ii) any alleged violation of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.
          “Environmental Indemnity” means, with respect to each Property, that certain environmental indemnity agreement executed by Borrower and the Sponsor as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.
          “Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect,
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relating to the pollution, protection or cleanup of the environment, relating to the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances, or relating to the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.
          “Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-94 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnities.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
          “ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.
          “Escrow Period” means any period from (i) the conclusion of any Fiscal Quarter during which DSCR is less than 1.15:1, to (ii) the conclusion of the second of two consecutive Fiscal Quarters thereafter during each of which DSCR exceeds 1.15:1.
          “Event of Default” has the meaning set forth in Section 7.1.
          “Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.9(a).
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          “Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.
          “FF&E Account” means the bank account required by the terms of the LTF CO Lease to be established (either in the name of Borrower or LTF CO), maintained and funded monthly by LTF CO in the amount equal to (i) the product of (A) $7,333.33, and (B) the number of Properties then demised by the LTF CO Lease, less any amounts expended by LTF CO during the prior month for which it would have been entitled to withdraw funds from the FF& Account, or (ii) such lesser amount as is necessary to cause the balance therein to equal the product of (C) $333,333.33, and (D) the number of Properties then demised by the LTF Lease, which funds may be withdrawn by LTF CO from time to time to pay for acquisitions, repairs to or replacements of furniture, fixtures and equipment, including fitness and similar equipment used by LTF CO in the operation of its business in the Properties.
          “Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.
          “Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld.
          “Fitch” means Fitch, Inc. and its successors.
          “Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.
          “Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.
          “GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
          “Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).
          “Guaranty” means that certain guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender.
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          “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment or the presence of which on, in or under any of the Properties is prohibited under Environmental Law, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them.
          “Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all Transaction Costs, Yield Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.
          “Indemnified Liabilities” has the meaning set forth in Section 9.19(b).
          “Indemnified Parties” has the meaning set forth in Section 5.18.
          “Independent Director” of any corporation or limited liability company means an individual who is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and who is not, and has never been, and will not while serving as Independent Director, be any of the following:
     (i) a member, partner, equityholder, manager, director, officer or employee of Borrower, any Single-Purpose Equityholder or any of their respective equityholders or affiliates (other than as an independent director or manager of an affiliate of Borrower or any Single-Purpose Equityholder that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);
     (ii) a creditor, supplier or service provider (including provider of professional services) to Borrower, any Single-Purpose Equityholder or any of their respective equityholders or affiliates (other than a company that routinely provides professional independent managers or directors and which also provides lien search and other similar services to Borrower, any Single-Purpose Equityholder or any of their respective equityholders or affiliates in the ordinary course of business);
     (iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
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     (iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.
          “Initial Interest Rate” means 6.03% per annum.
          “Initial Principal Payment Date” means the Payment Date in March, 2007.
          “Initial Value” means, with respect to each initial Property, the dollar amount specified opposite the name of such Property in Schedule D, and with respect to each Qualified Substitute Property, the market value thereof at the time of substitution, based on a then current Appraisal.
          “Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.
          “Interest Accrual Period” means each period from and including the sixth day of a calendar month through and including the fifth day of the immediately succeeding calendar month; provided that, prior to a Securitization of the Loan, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.
          “Interest Rate” means (i) with respect to the initial Note, the Initial Interest Rate, and (ii) with respect to each Note resulting from the bifurcation of the initial Note into multiple Notes pursuant to Section 1.1(c), the per annum interest rate of such Note as determined by Lender in accordance with such Section.
          “Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, existing as of the Closing Date or hereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
          “Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting either Borrower or any of the Properties or any portion of or the construction, ownership, use, alteration or operation of, or any portion of any Property (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.
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          “Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.
          “Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).
          “Loan” has the meaning set forth in Section 1.1(a).
          “Loan Amount” means $105,000,000.
          “Loan Documents” means this Agreement, each of the Notes, each of the Mortgages (and related financing statements), each of the Environmental Indemnities, each of the Subordination of Property Management Agreements, the Cash Management Agreement, the Cooperation Agreement, any Defeasance Pledge Agreement, the Guaranty, and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, as all of the aforesaid may be modified or replaced from time to time in accordance herewith.
          “Lockbox Bank” means a depositary institution selected by Borrower and approved by Lender at which the lockbox for receipt of Revenues from the Properties is established. The initial Lockbox Bank shall be the Minneapolis, Minnesota office of U.S. Bank National Association.
          “Lockout Period” means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the fourth anniversary of the Closing Date and (ii) the second anniversary of the date on which the entire Loan has been securitized pursuant to a Securitization or series of Securitizations.
          “Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any of the Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all reasonable attorneys’ fees and disbursements, the reasonable fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).
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          “Loss Proceeds Account” has the meaning set forth in Section 3.3(a).
          “LTF CO” means LTF Club Operations, Inc., a Minnesota corporation, which is Controlled by Sponsor, and any successor in interest to LTF CO as tenant under any Lease of any of the Properties.
          “LTF CO Lease” means the unitary Lease between Borrower and LTF CO (whose obligations thereunder are guaranteed by Sponsor) demising each and all of the Properties, which has been approved by Lender on or prior to the date hereof, and which provides, among other things, that LTF CO as Tenant shall create and thereafter maintain the FF&E Account, which shall be by the terms of the LTF CO Lease either be in the name of or pledged to Borrower to secure the rental payment and all other obligations of LTF CO as Tenant thereunder, and which shall permit the assignment by Borrower of its interest in the FF&E Account to Lender.
          “Material Adverse Effect” means a material adverse effect upon (i) the ability of Borrower to perform, or of Lender to enforce, any material provision of any Loan Document, (ii) the enforceability of any material provision of any Loan Document, or (iii) the value, Net Operating Income, use or enjoyment of any of the Properties or the operation thereof.
          “Material Agreements” means (x) each contract and agreement (other than Leases) relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any of the Properties, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $50,000 per annum or which cannot be terminated by Borrower without cause upon 60 days’ notice or less without payment of a termination fee, and (y) any reciprocal easement agreement, declaration of covenants, condominium documents, ground lease, parking agreement or other material Permitted Encumbrance.
          “Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties which (a) is reasonably likely to have a Material Adverse Effect with respect to the applicable Property, (b) is reasonably expected to cost in excess of 5% of the Allocated Loan Amount of the applicable Property, as determined by an independent architect, or (c) is reasonably expected to permit (or is reasonably likely to induce) any Tenant to terminate its Lease or abate rent.
          “Maturity Date” means the Payment Date in February, 2017, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.
          “Minimum Balance” has the meaning set forth in Section 3.2(a).
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          “Monthly Capital Expenditure Reserve Amount” means $54,445.00, but may be revised by written notice given by Lender to Borrower in connection with a Property Substitution or Property release pursuant to Article II.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Mortgage” means, with respect to each Property, that certain mortgage, deed of trust or deed to secure debt, as the case may be, encumbering such Property, executed by Borrower as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith. Each Mortgage shall secure the entire Indebtedness, provided that in the event that the jurisdiction in which the Property is located imposes a mortgage recording, intangibles or similar Tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such Tax payable, the principal amount secured by such Mortgage shall be equal to the greater of (x) 125% of such Property’s Allocated Loan Amount and (y) the appraised value of such Property.
          “Net Operating Income” means, with respect to any Test Period, the excess of (i) Operating Income for the last Fiscal Quarter contained in such Test Period, times four, minus (ii) Operating Expenses for such Test Period.
          “NOI Concentration Test” means a test which shall be satisfied if (i) no single Property would contribute more than 20% of the aggregate Net Operating Income of the Properties while there are six (6) Properties securing the Loan; (ii) no single Property would contribute more than 22% of the aggregate Net Operating Income of the Properties while there are five (5) Properties securing the Loan; or (iii) no single Property would contribute more than 26% of the aggregate Net Operating Income of the Properties while there are four (4) Properties securing the Loan.
          “Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.
          “Note” means that certain promissory note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise modified, assigned (in whole or in part) and/or replaced from time to time in accordance herewith.
          “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.
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          “Officer’s Certificate” means a certificate delivered to Lender which is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.
          “Operating Expenses” means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower during such period, determined in accordance with GAAP; provided, however, that such expenses shall not include (i) depreciation, amortization or other noncash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, or (v) equity distributions.
          “Operating Income” means, for any period, all operating income of Borrower from each of the Properties during such period, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iii) any interest income from any source, (iv) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (v) any proceeds resulting from the Transfer of all or any portion of such Property, (vi) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (vii) Termination Fees, and (viii) any other extraordinary or non-recurring items.
          “Participation” has the meaning set forth in Section 9.7(b).
          “Payment Date” means, with respect to each Interest Accrual Period, the sixth day of the calendar month in which such Interest Accrual Period ends (or if such sixth day is not a Business Day, the first succeeding Business Day), provided, that prior to a Securitization, Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made.
          “Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).
          “Permitted Debt” means:
     (i) the Indebtedness; and
     (ii) Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower’s ownership and operation of the Properties, in amounts reasonable and customary for similar properties and not exceeding 2.0% of the Loan Amount in the aggregate.
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          “Permitted Encumbrances” means:
     (i) the Liens created by the Loan Documents;
     (ii) all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policy;
     (iii) Liens, if any, for Taxes not yet delinquent;
     (iv) mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Qualified Title Insurance Policy within 30 days of its creation, or (b) Borrower deposits with Lender, by the expiration of such 30-day period, an amount equal to 150% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien; and
     (v) rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement.
          “Permitted Investments” means the following, subject to the qualifications hereinafter set forth:
     (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America;
     (ii) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies;
     (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);
     (iv) debt obligations that are rated AAA or higher (or the equivalent) by each of the Rating Agencies;
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     (v) commercial paper rated A–1+ (or the equivalent) by each of the Rating Agencies;
     (vi) investment in money market funds rated AAAm or AAAm–G (or the equivalent) by each of the Rating Agencies; and
     (vii) such other investments as to which Lender shall have received Rating Confirmation.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
          “Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
          “Policies” has the meaning set forth in Section 5.15(b).
          “Pooled Properties EBITDAR” has the meaning set forth in Section 2.3(a)(vi).
          “Pooled Properties Revenues” means all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, membership fees, income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of LTF CO from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by LTF CO and proceeds, if any, from business interruption or other loss of income insurance.
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          “Prepayment Period” means the final three interest accrual periods prior to the Maturity Date.
          “Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.
          “Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.
          “Properties” means the real property described on Schedule A, and each Qualified Substitute Property hereafter acquired by Borrower, in each case together with all buildings and other improvements thereon, but shall not include any Property which as been released pursuant to a defeasance pursuant to Section 2.1, Property Substitution pursuant to Section 2.3 or release in connection with a voluntary prepayment pursuant Section 2.4(c).
          “Property” means one or more but less than all of the Properties, together with all buildings and other improvements thereon.
          “Property Substitution” has the meaning set forth in Section 2.3(a).
          “Qualified Equityholder” means (i) Sponsor, (ii) U.S. Bank National Association or a wholly owned subsidiary thereof, or (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (ii) that such Person (x) has total assets (in name or under management) in excess of $2,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (in both cases, exclusive of the Properties), and (y) is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas, or (iii) any other Person approved by Lender with respect to which Rating Confirmation is received.
          “Qualified Substitute Property” means real property located in the United States of America, together with all buildings and other improvements thereon, which real property is leased to LTF Club Operations, Inc., a Minnesota corporation and is added to the Collateral in connection with a Property Substitution pursuant to Section 2.3 after satisfaction of the conditions described in such Section and in Section 8.2.
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          “Qualified Successor Borrower” means a Single-Purpose Entity that is Controlled by one or more Qualified Equityholders.
          “Qualified Survey” means, with respect to each of the Properties, current title surveys of such Property, certified to Borrower, the title company issuing the Qualified Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.
          “Qualified Title Insurance Policy” means, with respect to each of the Properties, an ALTA extended coverage mortgagee’s title insurance policy in form and substance reasonably satisfactory to Lender.
          “Rating Agency” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates.
          “Rating Confirmation” means, with respect to any proposed action, confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates; except that if any portion of the Loan shall not have been securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Confirmation” shall instead mean that the matter in question is subject to the prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its sole discretion. No Rating Confirmation shall be regarded as having been received unless and until any conditions imposed on its effectiveness by any Rating Agency shall have been satisfied.
          “Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).
          “Release Price” means, with respect to each Property, 120% of its Allocated Loan Amount, as such Allocated Loan Amount has been reduced by payments of principal assuming proportionate allocation of such principal reduction payments to each Property’s Allocated Loan Amount, together with the applicable Yield Maintenance Premium on such amount.
          “Remodeling” means remodeling, refurbishing, expansion, demolition and other improvement work properly permitted under applicable law and performed by LTF CO, as permitted by the LTF CO Lease, to the interior or exterior of a Property including without
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limitation the replacement of floor coverings or wall coverings, constructing, renovating or reconfiguring locker rooms, workout areas, and office, retail or other spaces of the Property, upgrading mechanical systems including but not limited to electrical, plumbing and HVAC systems, and constructing, modifying or otherwise installing improvements customarily found in other properties owned or leased by LTF CO or an Affiliate; provided that no such work shall reduce the interior square footage by more than 5% in the aggregate or shall result in a material diminution of the fair market value of the Property.
          “Rent Roll” has the meaning set forth in Section 4.14(a).
          “Replaced Property” shall have the meaning set forth in Section 2.3(a).
          “Revenues” means all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.
          “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.
          “Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts which issue Certificates to investors, or a similar transaction.
          “Securitization Vehicle” means the issuer of Certificates in a Securitization of the Loan.
          “Service” means the Internal Revenue Service or any successor agency thereto.
          “Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.
          “Single Member LLC” means a limited liability company which either (x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.
          “Single-Purpose Entity” means a Person which (a) was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding (i) an ownership interest in such Property (or, if applicable, Defeasance Collateral), or (ii) in the case of a Single-Purpose Equityholder, an ownership interest in the Borrower (or, if applicable, Defeasance Collateral), (b) does not engage in any business unrelated to (i) such Property (or, if applicable, Defeasance
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Collateral), or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in the Borrower (or, if applicable, Defeasance Collateral), (c) does not have any assets other than those related to (i) its interest in such Property (or, if applicable, Defeasance Collateral), or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in the Borrower (or, if applicable, Defeasance Collateral), (d) does not have any Debt other than, in the case of Borrower, Permitted Debt, (e) maintains books, accounts, records, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its affiliates are separate legal entities and maintain records, books of account separate and apart from any other Person), (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, (g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name (except for services rendered under a management agreement with an affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person), (i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its affiliates, (j) pays its own liabilities out of its own funds (including the salaries of its own employees) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate, (k) maintains a sufficient number of employees in light of its contemplated business operations, if any are required for such purpose, (l) conducts its business so that the assumptions made with respect to it which are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects, (m) in the case of (i) a corporation, observes all applicable corporate formalities in all material respects, (ii) a limited liability company, observes all applicable limited liability company formalities in all material respects, and (iii) a limited partnership, observes all applicable limited partnership formalities in all material respects, (n) does not commingle its assets with those of any other Person and holds such assets in its own name, (o) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others, (p) does not acquire obligations or securities of its shareholders, members or partners, (q) does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person, (r) maintains adequate capital in light of its contemplated business operations (without obligation to make additional contributions to capital), (s) has a Single-Purpose Equityholder with two Independent Directors on such Single-Purpose Equityholder’s board of directors or board of managers, (t) has by-laws or an operating agreement, or, in the case of a limited partnership, has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the follow ing actions except to the extent expressly permitted in this Agreement and the other Loan Documents:
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     (i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of a Single-Purpose Equityholder, the assets of the Borrower);
     (ii) the engagement by such Person (and, in the case of a Single-Purpose Equityholder, the engagement by the Borrower) in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the Properties (or, if applicable, Defeasance Collateral), and activities incidental thereto (and, in the case of a Single-Purpose Equityholder, activities incidental to the acquisition and ownership of its interest in the Borrower);
     (iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of both of its Independent Directors (and, in the case of a Single-Purpose Equityholder, in respect of the Borrower without the affirmative vote of both of such Single-Purpose Equityholder’s Independent Directors); and
     (iv) any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, the Borrower’s) organizational documents relating to qualification as a “Single-Purpose Entity”;
and (u) if such entity is a Single Member LLC, has organizational documents which provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution.
          “Single-Purpose Equityholder” means a Single-Purpose Entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware, (y) owns at least a 1% direct equity interest in Borrower, and (z) serves as the general partner or managing member of Borrower.
          “Sponsor” means Life Time Fitness, Inc. and the surviving entity in any merger or consolidation involving Sponsor or any Person that acquires all or substantially all the assets of Life Time Fitness, Inc..
          “Subordination of Property Management Agreement” means that certain consent and agreement of manager and subordination of management agreement executed by Borrower and the Approved Property Manager as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.
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          “Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or which may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.
          “Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.
          “Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant which are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.
          “Tenant Notice” has the meaning set forth in Section 3.1(b).
          “Termination Fee” has the meaning set forth in Section 3.5(d).
          “Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.
          “Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Borrower and the capitalized amount of any ordinary-course financing leases.
          “Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.
          “Transaction Costs” means the costs and expenses described in Section 9.17.
          “Transfer” means the sale or other whole or partial conveyance of all or any portion of any of the Properties or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such Property or the subjecting of any portion of such Property to restrictions on transfer; except that the conveyance of a space lease at such Property in accordance herewith shall not constitute a Transfer.
          “Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, as shown on the USD screen of the Moneyline Telerate Service (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither the Moneyline Telerate Service nor the Bloomberg Service is available, under Section 504 in the weekly statistical release
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designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the scheduled Maturity Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).
          “Trigger Period” means any Escrow Period or period when an Event of Default has occurred and is continuing.
          “Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.
          “U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
          “U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.
          “Waste” means any material abuse or destructive use (whether by action or inaction) of any Property.
          “Yield Maintenance Premium” shall mean, with respect to any payment of principal (or any portion thereof), the product of:
     (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Loan before giving effect to such payment, and
     (B) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to the Loan (assuming no prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment.
provided that in the case of any other prepayment of principal (or any portion thereof) other than pursuant to Section 5.16(d), the Yield Maintenance Premium shall be not less than 1% of the amount prepaid.
          The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.
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          (b) Rules of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to”, and (iii) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as same may be modified in this Agreement.
ARTICLE I
GENERAL TERMS
          1.1. The Loan.
          (a) On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note which shall bear interest as described in this Agreement at a per annum rate equal to the Initial Interest Rate.
          (b) The Loan shall be secured by the Collateral.
          (c) Lender shall have the right at any time, at Lender’s sole discretion and expense, to replace the initial Note with two or more replacement Notes, and the holder of each replacement Note shall similarly have the right at any time, at such holder’s sole discretion, to replace its Note with two or more replacement Notes. Each replacement Note shall be in the form of the Note so replaced, but for its principal amount and Interest Rate. The principal amount of each Note shall be determined by the applicable holder in its sole discretion, provided that the initial sum of the principal amounts of the replacement Notes shall equal the then-outstanding principal balance of the Notes that are so replaced. The Interest Rate of each replacement Note shall be determined by the applicable holder in its sole discretion, provided that the initial weighted average of such Interest Rates, weighted on the basis of the principal balances of the respective Notes, shall initially equal the Interest Rate of the Note so replaced. Borrower shall execute and return to Lender each such Note within five Business Days after Borrower’s receipt of an execution copy thereof, and Borrower’s failure to do so within such time period shall, at Lender’s election, constitute an immediate Event of Default hereunder. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute such replacement Notes on Borrower’s behalf should Borrower fail to do so. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 1.1(c). If requested by Lender, Borrower shall deliver to Lender, at Lender’s expense, together with such replacement Notes, an opinion of counsel with respect to the due authorization and enforceability of such replacement Notes and confirming that the delivery of such replacement Notes does not alter the conclusions reached in the legal opinions delivered to Lender at Closing.
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          1.2. Interest and Principal.
          (a) On each Payment Date, Borrower shall pay to Lender a constant monthly payment of $631,554.63, which amount shall be applied first toward the payment of interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default, in which case the monthly payment shall be increased by the amount of Default Interest accrued on the Notes during the applicable Interest Accrual Period), and the balance shall be applied toward the reduction of the outstanding principal balances of the Notes pro rata in accordance with their then outstanding principal balances. On the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.
          (b) No prepayments of the Loan shall be permitted except for (i) prepayments resulting from Casualty or Condemnation as described in Section 5.16(d), (ii) a prepayment of the Loan in whole (but not in part) during the Prepayment Period, (iii) a prepayment of the Loan in full (but not in part) following the Lockout Period and prior to the Prepayment Period in accordance with Section 2.4(b), or (iv) a prepayment in accordance with the release of an Individual Property in accordance with Section 2.4(c), upon not less than 30 days and not more than 60 days prior written notice in the case of prepayments pursuant to (ii) through (iv); provided that any prepayment hereunder shall be accompanied by all interest accrued on the amount prepaid plus, if such prepayment does not occur on a Payment Date, the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days’ written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission). In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.1. The entire outstanding principal balance of the Loan, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date.
          (c) If all or any portion of the Principal Indebtedness is paid to Lender following acceleration of the Loan, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to
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compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty.
          (d) Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, when paid, shall be accompanied by a late fee in an amount equal to 5% times the amount of such late payment in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.
          (e) In the event of a prepayments resulting from Casualty or Condemnation as described in Section 5.16(d) or a prepayment in accordance with the release of an Individual Property in accordance with Section 2.1(c), Lender shall, upon written notice to Borrower, recalculate the constant monthly payment subsequently due based on (i) the principal balance of the applicable Note outstanding after application of any such prepayment, (ii) the amortization period of three hundred sixty (360) months less the number of calendar months for which a constant monthly payment was made hereunder on or prior to the date of the prepayment, and (iii) the Interest Rate.
          1.3. Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.
          1.4. Taxes.
          (a) Borrower agrees to indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.
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          (b) If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of a Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to any assignee that has not complied with the obligations contained in Section 9.7(c), (ii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or (iii) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note.
          (c) Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).
          1.5. Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election: (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower.
ARTICLE II
DEFEASANCE, ASSUMPTION, AND PROPERTY SUBSTITUTION
          2.1. Defeasance.
          (a) On any date after the expiration of the Lockout Period, provided no Event of Default is then continuing and subject to the notice requirement described in Section 2.1(e), Borrower may from time to time obtain the release of one or more of the Properties from the Liens of the Loan Documents by Defeasing a portion of the Loan equal to the sum of the Release
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Prices of the Properties so released, provided that (1) DSCR for the Fiscal Quarter then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the release and to exclude the interest expense and principal payments on the aggregate amount to be prepaid, shall be equal to or greater than the DSCR for the Fiscal Quarter then most recently ended for all Properties inclusive of the Property to be released, (2) Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with this Section 2.1 (including the reasonable fees and expenses of legal counsel and the Servicer); provided further that unless the entire Loan is Defeased, there shall be not fewer than four (4) Properties continuing to secure the Loan; and provided further that all sums then due to Lender under the Loan Documents are paid and the following are delivered to Lender:
     (i) Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates through and including the Maturity Date in an amount sufficient (x) to pay the interest and principal due on such Payment Dates in respect of a portion of the Loan equal to the amount Defeased and (y) to repay the outstanding principal balance of such portion of the Loan on the first Payment Date in the Prepayment Period;
     (ii) written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;
     (iii) a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a “Defeasance Pledge Agreement”);
     (iv) an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining (1) that the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; (2) that the Defeasance does not constitute a “significant modification” of the Loan under Section 1001 of the Code or cause a tax to be imposed on the Securitization Vehicle; and (3) that the defeasance does not cause the Securitization Vehicle to be an “investment company” required to be registered under the Investment Company Act of 1940;
     (v) if the Loan has been securitized, Rating Confirmation with respect to such Defeasance;
     (vi) instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender’s Liens on the Collateral so released (other than the Defeasance Collateral);
     (vii) such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request;
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     (viii) reimbursement for any costs and expenses incurred by Lender in connection with this Section 2.1 (including Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith);
     (ix) an amendment to the LTF CO Lease deleting the Property to be released from the Liens of the Loan Documents from the premises demised to LTF CO under the LTF CO Lease and reducing the basic rent payable under the LTF CO Lease by $1,978,531.30 per Property released.
Lender shall reasonably cooperate with Borrower to avoid the incurrence of mortgage recording taxes in connection with a Defeasance.
          (b) If the Loan is not Defeased in full, Borrower shall execute and deliver all documents necessary to amend and restate the Note with two substitute Notes (which shall be cross-defaulted with each other): one note having a principal balance equal to the Defeased portion of the original Note (the “Defeased Note”) and one note having a principal balance equal to the undefeased portion of the original Note (the “Undefeased Note”). The Undefeased Notes may be the subject of a further Defeasance in accordance with the terms of this Section 2.1 (the term “Note”, as used in this Section 2.1, being deemed to refer to the Undefeased Note that is the subject of further Defeasance).
          (c) Borrower may cause the Defeased Note to be assumed by a bankruptcy-remote entity satisfactory to Lender and the Rating Agencies to which Borrower shall transfer all of the Defeasance Collateral (a “Defeasance Borrower”), provided such Defeasance Borrower shall have executed and delivered to Lender an assumption agreement in form and substance reasonably satisfactory to Lender, such Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender which are substantially equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies; and Borrower and the Defeasance Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request.
          (d) At the time of Defeasance, Borrower shall transfer and assign all of its interest in the Property or Properties released in connection with the Defeasance to a third party, unless the Loan is Defeased in full and assumed by a Defeasance Borrower in accordance with Section 2.1(c), in which event Borrower shall be completely released and relieved of all of its obligations under the Loan Documents except those obligations which by their terms survive the repayment of the Loan.
          (e) Borrower must give Lender and each Rating Agency at least 30 days’ (and not more than 60 days’) prior written notice of any Defeasance under this Section 2.1, specifying the date on which the Defeasance is to occur. If such Defeasance is not made on such date (x) Borrower’s notice of Defeasance will be deemed rescinded, and (y) Borrower shall not such date pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission.
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          (f) Upon satisfaction of the requirements contained in this Section 2.1, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and approved by Lender, as shall be necessary to release the applicable Property or Properties from the Liens of the Loan Documents or to assign the applicable portion of such Liens and the Defeased portions of the Note to a third party to the extent necessary to avoid the incurrence of mortgage recording taxes.
          2.2. Assumption. The initial Borrower shall have the right to contemporaneously Transfer all of the Collateral to a Qualified Successor Borrower that will assume all of the obligations of Borrower hereunder (an “Assumption”), provided no Event of Default or material monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:
     (i) such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV, and such other representations (and evidence of the accuracy of such representations) as the Servicer shall reasonably request;
     (ii) such Qualified Successor Borrower shall deliver such Uniform Commercial Code financing statements as may be reasonably requested by Lender;
     (iii) a party satisfactory to Lender in its sole discretion assumes all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender;
     (iv) such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender which are equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions which are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Qualified Successor Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request;
     (v) such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of the Qualified Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.2, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;
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     (vi) the Qualified Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Properties to the Qualified Successor Borrower;
     (vii) Rating Confirmation shall have been received with respect to the legal structure of the successor borrower, the documentation of the Assumption and the related legal opinions; and
     (viii) Borrower shall have paid to Lender a nonrefundable assumption fee in an amount equal to 1% of the Loan Amount, provided that such nonrefundable assumption fee shall be an amount equal to 0.5% of the Loan Amount for the first such Assumption, and Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such assumption.
          2.3. Substitution.
          (a) Subject to the terms and conditions set forth in this Section 2.3, so long as no Event of Default is then continuing, Borrower may, from time to time, replace Properties (individually, a “Replaced Property” and collectively, the “Replaced Properties”) with Qualified Substitute Properties (a “Property Substitution”), provided, in the case of each Property Substitution, the following conditions are met:
     (i) all conditions described in Section 8.2 shall have been satisfied with respect to each Qualified Substitute Property;
     (ii) the date of the Property Substitution shall not be later than the ninth anniversary of the Closing Date;
     (iii) the aggregate initial Allocated Loan Amounts of all Replaced Properties during the term of the Loan shall not exceed 20% of the Loan Amount unless Rating Confirmation is received; and the aggregate initial Allocated Loan Amount of all Replaced Properties during the term of the Loan shall in any event not exceed 50% of the Loan Amount, regardless of whether Rating Confirmation and the foregoing consents are received with respect thereto;
     (iv) construction of the Qualified Substitute Property shall be completed, and the Qualified Substitute Property shall have been added to the premises demised to LTF CO under the LTF CO Lease in lieu of the Replaced Property), which must be in occupancy, open for business and have commenced payment of rent;
     (v) the sum of the market values of the proposed Qualified Substitute Properties shall equal or exceed the sum of the Initial Values of the corresponding Replaced Properties, based on Appraisals obtained by and certified to Lender and prepared within the six (6) month period prior the Property Substitution;
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     (vi) after giving effect thereto, (A) the total aggregate Pooled Properties Revenues, calculated on a trailing 12 month basis, shall be equal to or greater than the total aggregate Pooled Properties Revenues, calculated on a trailing 12 month basis, immediately prior to the Property Substitution, (B) the Earnings Before Interest, Taxes, Depreciation, Amortization and Rent, calculated on a trailing 12 month basis and not including any allocations of shared expenses or corporate overhead, of LTF CO attributable to the Properties (“Pooled Properties EBITDAR”) shall be equal to or greater than the Pooled Properties EBITDAR immediately prior to the Property Substitution, and (C) the number of memberships at the Properties shall be equal to or greater than the number of memberships immediately prior to the Property Substitution;
     (vii) after giving effect thereto, DSCR for the Test Period then most recently ended, recalculated to include only income and expense attributable to the remaining Properties (including the Qualified Substitute Properties, based on operating statements and rent rolls certified as true and correct by an officer of Borrower), shall be equal to or greater than the DSCR immediately prior to the Property Substitution;
     (viii) after giving effect thereto, the NOI Concentration Test shall be satisfied;
     (ix) after giving effect thereto, the number of individual Properties shall be not less than 75% of the number of individual Properties immediately prior thereto, and shall in any event not be less than four (4);
     (x) after giving effect thereto and if any Leases exist other than the LTF CO Lease, the weighted average remaining term of all Leases at the Properties, weighted on the basis of square footage leased, shall not be less than (x) the weighted average remaining term of all Leases at the Properties immediately prior thereto, calculated in the same manner, minus (y) three months;
     (xi) no Property shall be released from the Collateral if any Lease at any Property that would remain part of the Collateral grants to the Tenant thereunder a right to lease space at the Property proposed to be released or if as a result of such release the representations contained in Sections 4.27 and 4.30 would no longer be true in all material respects;
     (xii) the Borrower shall have delivered to Lender a certificate representing and warranting to Lender that the proposed Property Substitution is not reasonably likely to have a Material Adverse Effect;
     (xiii) the property conditions report, environmental site assessment and other materials furnished to Lender to comply with Lender’s standard property underwriting procedures with respect to the proposed Qualified Substitute Property, including such
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materials as Lender shall reasonably require to evaluate the demographics, psychographics and market competition risk, shall be not less favorable than those relating to the Replaced Property and otherwise reasonably satisfactory to Lender in all material respects;
     (xiv) the Borrower shall have paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with the foregoing (including Rating Agency and Servicer out of pocket expenses and reasonable attorneys’ fees and disbursements); and
     (xv) the Borrower shall have delivered to Lender an amendment to the LTF CO Lease deleting the Replaced Property from and adding the Qualified Substitute Property to the premises demised to LTF CO under the LTF CO Lease without adjustment of the basic rent payable thereunder.
          (b) Borrower must give Lender at least 30 days’ prior written notice of any Property Substitution under Section 2.3(a), identifying the proposed Replaced Property or Properties, the proposed Qualified Substitute Property or Properties and the proposed date of the Property Substitution (which date may be extended provided that Borrower gives Lender reasonable prior written notice). If such Property Substitution does not occur on such date (as same may have been extended), (x) Borrower’s notice will be deemed rescinded, and (y) Borrower shall on such date pay to Lender all reasonable expenses actually incurred by Lender in connection therewith.
          (c) Upon the occurrence of the Property Substitution in accordance herewith, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender releasing and discharging each Replaced Property from the Liens of the Loan Documents.
          (d) Borrower must acquire title to the Substitute Property.
          2.4 Voluntary Prepayment.
          (a) Borrower shall be prohibited from prepaying the Loan, in whole or in part, during the Lockout Period.
          (b) Provided no Event of Default is then continuing, on any Payment Date after the expiration of the Lockout Period, or on any other date but in such case together with the payment of interest to the next Payment Date as provided in Section 1.2(b), and in either event upon the prior notice required by Section 1.2(b), Borrower may prepay the Loan (inclusive of any other sum due hereunder or under any other Loan Document) in full (but not in part), which prepayment must be accompanied by payment of the applicable Yield Maintenance Premium.
          (c) So long as no Event of Default is then continuing and all amounts then due and owing to the Lender have been paid in full, Borrower may from time to time following the Lockout Period obtain the release of one or more of the Properties from the Liens of the Loan
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Documents provided that (1) at the time of such release, Borrower shall prepay the Loan, in accordance with Section 1.2(b) and this Section 2.4, in an amount equal to the applicable Release Price, (2) DSCR for the Fiscal Quarter then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the release and to exclude the interest expense and principal payments on the aggregate amount to be prepaid, shall be equal to or greater than the DSCR for the Fiscal Quarter then most recently ended for all Properties inclusive of the Property to be released, (3) Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with this Section 2.4 (including the reasonable fees and expenses of legal counsel and the Servicer), (4) the Property or Properties to be released are conveyed, concurrently with the release, to a legal entity other than Borrower, (5) unless the entire Loan is prepaid, there shall be not fewer than four (4) Properties continuing to secure the Loan, and (6) Borrower has delivered to Lender an amendment to the LTF CO Lease deleting the Property to be released from the Liens of the Loan Documents from the premises demised to LTF CO under the LTF CO Lease and reducing the basic rent payable under the LTF CO Lease by $1,978,531.30 per Property released. Upon satisfaction of the requirements set forth in this Section 2.4, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the applicable Property from the Liens of the Loan Documents and any funds in the Collateral Accounts relating solely to the applicable Property.
          (d) If the Note has been componentized into multiple Note Components, all prepayments of the Loan made in accordance with this Section 2.1 shall be applied to the Note Components pro rata in accordance with their then outstanding principal balances so that the blended Interest Rate continues to equal the Initial Interest Rate.
ARTICLE III
ACCOUNTS
          3.1. Collection Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Lockbox Bank a lockbox and a collection account into which income from the Properties will be collected and deposited (the “Collection Account”). As a condition precedent to the closing of the Loan, Borrower shall cause the Lockbox Bank to execute and deliver a Blocked Account Control Agreement (With Lockbox Services) (the “Collection Account Agreement”) in the form of Exhibit A-1 attached hereto, which provides, inter alia, that there shall be accumulated in the Collection Account until the balance therein equals the amount (the “Minimum Balance”) necessary to pay to Lender on the next succeeding Payment Date the aggregate amount required to be paid to or reserved with Lender on the next Payment Date pursuant hereto. Funds deposited into the Collection Account Agreement in excess of the Minimum Balance shall be remitted to an account specified by Borrower, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), provided, however, that
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Lender shall terminate such remittances during the continuance of an Event of Default or Escrow Period upon notice to the Lockbox Bank. Lender may notify the Lockbox Bank at any time of any change in the Minimum Balance. The fees and expenses of the Lockbox Bank shall be paid by Borrower.
          (b) On or prior to the Closing Date, Borrower shall deliver to each Tenant in the Properties a written notice (a “Tenant Notice”) in the form of Exhibit C instructing that (i) all payments under the Leases shall thereafter be transmitted by them directly to, and deposited directly into, the Collection Account and (ii) such instruction may not be rescinded unless and until such Tenant receives from Borrower or Lender a copy of Lender’s written consent to such rescission. Borrower shall send a copy of each such written notice to Lender and shall redeliver such notices to each Tenant until such time as such Tenant complies therewith. Borrower shall cause all cash Revenues relating to the Properties and all other money received by Borrower or the Approved Property Manager with respect to the Properties (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Collection Account by the end of the first Business Day following Borrower’s or the Approved Property Manager’s receipt thereof.
          (c) Lender shall have the right at any time during the continuance of an Event of Default, upon not less than 30 days’ prior written notice to Borrower, to replace the Lockbox Bank with any other financial institution in which Eligible Accounts may be maintained which will promptly execute and deliver to Lender a Collection Account Agreement in form and substance satisfactory to Lender (and Borrower shall cooperate with Lender in connection with such transfer, including delivery of an updated Tenant Notice to each Tenant).
          (d) If on any Payment Date the amount in the Collection Account shall be less than the Minimum Balance, Borrower shall deposit into the Collection Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c).
          3.2. Cash Management Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank a deposit account into which funds transferred by the Lockbox Bank from the Collection Account while an Event of Default or an Escrow Period is continuing will be collected and deposited (the “Cash Management Account”). As a condition precedent to the closing of the Loan, Borrower shall cause the Cash Management Bank to execute and deliver a Cash Management Agreement (the “Cash Management Agreement”) in the form of Exhibit A-2 attached hereto which provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw funds from the Cash Management Account. The fees and expenses of the Cash Management Bank shall be paid by Borrower.
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          (b) On each Payment Date during the continuance of an Event of Default or an Escrow Period, Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:
     (i) to the Basic Carrying Costs Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;
     (ii) to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);
     (iii) to Borrower, an amount equal to the Budgeted Operating Expenses, if any, for the month in which such Payment Date occurs, provided that the amounts disbursed to Borrower pursuant to this clause (iii) shall be used by Borrower solely to pay Budgeted Operating Expenses for such month (Borrower agreeing that, in the event that such Budgeted Operating Expenses exceed the actual operating expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date) and provided further that, no amounts will be disbursed to Borrower in respect of the fees of the Approved Property Manager for so long as Borrower or an Affiliate is the Approved Property Manager, and if another property manager becomes the Approved Property Manager, no amounts will be disbursed to Borrower in respect of the fees of such Approved Property Manager to the extent such fees exceed 3% of Operating Income;
     (iv) to the Capital Expenditure Reserve Account, the amounts required to be deposited therein pursuant to Section 3.6; and
     (v) all remaining amounts to the Excess Cash Flow Reserve Account.
          (c) If on any Payment Date the amount in the Cash Management Account shall be insufficient to make all of the transfers described in Section 3.2(b)(i) through (iv), Borrower shall deposit into the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c).
          (d) Lender shall have the right at any time, upon not less than 30 days’ prior written notice to Borrower, to replace the Cash Management Bank with any other financial institution in which Eligible Accounts may be maintained which will promptly execute and deliver to Lender a Cash Management Agreement (and Borrower shall cooperate with Lender in connection with such transfer).
          3.3 Loss Proceeds Account.
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          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).
          (b) Provided no Event of Default is continuing, funds in the Loss Proceeds account shall be applied in accordance with Section 5.16.
          3.4. Basic Carrying Costs Escrow Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Basic Carrying Costs Escrow Account”).
          (b) On the Closing Date, provided all Taxes in respect of the Properties are then paid currently, and thereafter for so long as Taxes are paid in accordance with the requirements of this Agreement, and evidence of such payment is delivered to Lender at least thirty (30) days prior to the delinquency of such Taxes, and provided no Event of Default has occurred hereunder or under any of the Loan Documents, Borrower’s obligation to make monthly deposits into the Basic Carrying Costs Escrow Account with respect to Taxes shall be suspended. On the Closing Date, provided Borrower has delivered to Lender the evidence that Borrower maintains the insurance required by the terms of this Agreement with respect to each Property and the premiums therefor have been paid, and thereafter for so long as the insurance required by this Agreement is maintained, Borrower provides evidence of renewal or replacement (with insurance satisfying the requirements of this Agreement) at least thirty (30) days prior to expiration and binders, endorsements and certificates are delivered to Lender within thirty (30) days following the renewal dates, and provided no Event of Default has occurred hereunder or under any of the Loan Documents, Borrower’s obligation to make monthly deposits into the Basic Carrying Costs Escrow Account with respect to insurance premiums shall be suspended.
          (c) If at any time any of the conditions set forth in Section 3.4(b) to the suspension of the obligation to fund the Basic Carrying Costs Escrow Account shall fail, the Borrower shall fund the Basic Carrying Costs Escrow Account with an amount equal to (i) an amount sufficient to pay all Taxes by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes, plus (ii) an amount sufficient to pay all insurance premiums by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums. On each subsequent Payment Date, an additional deposit shall be made therein in an amount equal to the sum of:
     (A) 1/12 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus
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     (B) 1/12 of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months;
provided, however, that if at any time Lender reasonably determines that the amount in the Basic Carrying Costs Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes and insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Basic Carrying Costs Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.
          (d) Borrower shall provide Lender with copies of all tax and insurance bills relating to each Property promptly after Borrower’s receipt thereof. If the Basic Carrying Costs Escrow Account is then being funded pursuant to Section 3.4(c), Lender will apply amounts in the Basic Carrying Costs Escrow Account toward the purposes for which such amounts are deposited therein. In connection with the making of any payment from the Basic Carrying Costs Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.
          3.5. TI/LC Reserve Account. [intentionally omitted]
          3.6. Capital Expenditure Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts in respect of Capital Expenditures when and if it is required to do so pursuant to this Section 3.6 (the “Capital Expenditure Reserve Account”).
          (b) Borrower will not be required to make any payments for deposit into the Capital Expenditure Reserve Account unless (i) an Event of Default exists, or (ii) an inspection of one or more of the Properties reasonably indicates that Borrower is failing (whether or not such failure constitutes an Event of Default hereunder) to maintain such Property or Properties in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction, and Borrower fails to rectify such condition within one hundred eighty (180) days following notice from Lender. On each Payment Date during the existence of an Event of Default or such failure to maintain, there shall be deposited into the Capital Expenditure Reserve Account an amount equal to the Monthly Capital Expenditure Reserve Amount.
          (c) Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Capital Expenditure Reserve Account to reimburse Borrower for Capital Expenditures that are consistent with the Approved Annual Budget; provided that:
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     (i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;
     (ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement; and
     (iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) reasonably satisfactory site inspections, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.
          (d) Upon the cure of the Event of Default, or (provided no Event of Default is then continuing and no Escrow Period is then continuing) upon correction to Lender’s reasonable satisfaction of the failure to maintain the Property or Properties, Lender shall remit to Borrower the amount then contained in the Capital Expenditure Reserve Account.
          3.7. [intentionally omitted]
          3.8. [intentionally omitted]
          3.9 Excess Cash Flow Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b)(v) (the “Excess Cash Flow Reserve Account”).
          (b) Provided that no Event of Default is then continuing, Lender shall release to Borrower all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period is then continuing. Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(b)(v).
          3.10. Account Collateral.
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          (a) Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrower, as pledgor, and Lender, as pledgee. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. Funds in the Collateral Account shall be invested at Lender’s discretion only in Permitted Investments. All income and gains from the investment of funds in the Collateral Accounts other than the Basic Carrying Costs Escrow Account shall be retained in the Collateral Accounts from which they were derived. Unless otherwise required by applicable law, all income and gains from the investment of funds in the Basic Carrying Costs Escrow Account shall be for the account of Lender in consideration of its administration of such Collateral Account, and Lender shall have the right at any time to cause the Cash Management Bank to remit such amounts to Lender. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.
          (b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.
          (c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes, in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Taxes, Operating Expenses and Capital Expenditures.
          3.11. Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.
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ARTICLE IV
REPRESENTATIONS
          Borrower represents to Lender that, as of the Closing Date, and, with respect to each Qualified Substitute Property, as of the date of such Property Substitution, except as set forth in the Exception Report or, with respect to a Qualified Substitute Property, as hereafter consented to by Lender in its reasonable discretion:
          4.1. Organization.
          (a) Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          Borrower’s sole managing member, LFT CMBS Managing Member, Inc., a Delaware corporation, is a Single-Purpose Equityholder that is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its assets or the conduct of its business requires it to be so, and such general partner has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (b) Borrower has no subsidiaries and does not own any equity interest in any other Person. Borrower’s Single-Purpose Equityholder has no subsidiaries and does not own any equity interest in any other Person (other than Borrower).
          (c) The organizational chart contained in Schedule H is true and correct as of the date hereof.
          4.2. Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.
          4.3. No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any law, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or Sponsor is a party or by which Borrower or Sponsor may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender.
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          4.4. Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing which have already been obtained.
          4.5. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.
          4.6. No Default. No Default or Event of Default will exist immediately following the making of the Loan.
          4.7. Payment of Taxes. Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes which are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.
          4.8. Compliance with Law. Borrower, each Property and the uses thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes. Each Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could adversely affect any Property or the condition (financial or otherwise) or business of Borrower. There has not been committed by or on behalf of Borrower or, to the best of Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of any Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against any Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Sponsor has purchased any portion of the Properties with proceeds of any illegal activity.
          4.9. ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.
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          4.10. Investment Company Act. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.
          4.11. No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it.
          4.12. Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt.
          4.13. Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened, against or affecting Borrower or any Property, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or such Property, could reasonably be expected to result in a Material Adverse Effect).
          4.14. Leases; Material Agreements.
          (a) Borrower has delivered to Lender a true and complete copy of the LTF CO Lease, of the guaranty of the LTF CO Lease by Sponsor, and of any other presently existing Lease. No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases. The rent roll attached to this Agreement as Schedule F (the “Rent Roll”) is true and correct as of the Closing Date. Except as indicated on the Rent Roll or the Exception Report, no security deposits are being held by Borrower, no Tenant has any extension, renewal or termination options, no Tenant or other party has any option, right of first refusal or similar preferential right to purchase or lease all or any portion of any Property, no fixed rent has been paid more than 30 days in advance of its due date and no payments of rent are more than 30 days delinquent.
          (b) Except as indicated in Schedule E, all work to be performed by the landlord under the Leases has been substantially performed, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations and no Leasing Commissions are owed or would be owed upon the exercise of any Tenant’s existing renewal or expansion options.
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          (c) There are no Material Agreements except as described in Schedule G. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower.
          (d) The Leases and the Material Agreements are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower’s best knowledge, any other party thereto. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any of the Properties is bound.
          4.15. Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact heretofore delivered by Sponsor or Borrower to Lender in writing in respect of the Properties or the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected. There is no fact presently actually known to Borrower which has not been disclosed to Lender which is reasonably likely to result in a Material Adverse Effect.
          4.16. Financial Condition. All financial data concerning Borrower and the Properties heretofore provided to Lender fairly presents in accordance with GAAP the financial position of Borrower in all material respects, as of the date on which it was made, and does not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances which have had or are reasonably likely to result in a Material Adverse Effect.
          4.17. Single-Purpose Requirements. Each of Borrower and its Single-Purpose Equityholder is now, and has always been since its formation, a Single-Purpose Entity.
          4.18. [Intentionally Omitted].
          4.19. Not Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
          4.20. Labor Matters. Borrower is not a party to any collective bargaining agreements.
          4.21. Title. Borrower owns good, marketable and insurable title to the Properties and good and marketable title to the related personal property, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and
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subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Delaware) in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect or interfere with the value, or current use or operation, of the Properties, or the security intended to be provided by the Mortgage or Borrower’s ability to repay the Indebtedness in accordance with the terms of the Loan Documents. Except as insured over by a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.
          4.22. No Encroachments. Except as shown on the applicable Qualified Survey, all of the improvements on each Property lie wholly within the boundaries and building restriction lines of the such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as, in either case, to adversely affect the value or marketability of the applicable Property, except those which are insured against by a Qualified Title Insurance Policy.
          4.23. Physical Condition.
          (a) Except for matters set forth in the Engineering Reports, each Property (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair in all respects material to its use, operation or value.
          (b) Borrower is not aware of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.
          (c) Borrower has not received and is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
          4.24. Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the
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proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
          4.25. Management. No property management agreements are in effect with respect to the Properties.
          4.26. Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any material portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.
          4.27. Utilities and Public Access. The following statements are accurate in all material respects:
     (i) Each Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities necessary to the continued use and enjoyment of such Property as presently used and enjoyed.
     (ii) All such utilities are located in the public right-of-way abutting the premises or in areas (“Easement Areas”) that are the subject of recorded irrevocable easement agreements which benefit such Property and which are listed in Schedule A of the applicable Qualified Title Insurance Policy so as to be included in the coverage thereof.
     (iii) All such utilities are connected so as to serve the applicable Property without passing over other property other than Easement Areas.
     (iv) All roads necessary for the full utilization of each Property for its current purpose have been completed and are either part of such Property (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.
          4.28. Environmental Matters. Except as disclosed in the Environmental Reports:
     (i) To the best of Borrower’s actual knowledge, each Property is in compliance in all material respects with all Environmental Laws applicable to such Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of such Property under all Environmental Laws).
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     (ii) No Environmental Claim is pending with respect to any of the Properties, nor, to Borrower’s actual knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or any of the Properties.
     (iii) Without limiting the generality of the foregoing, to the best of Borrower’s actual knowledge, there is not present at, on, in or under any Property, any Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint, except those that are (x) both (1) in compliance with all applicable Environmental Laws and with permits issued pursuant thereto, as required, and (2) fully disclosed to Lender in writing or routinely used in the operation and maintenance of, or by tenants in, commercial properties similar to the Properties, and (y) not reasonably likely to result in a Material Adverse Effect.
     (iv) To the best of Borrower’s actual knowledge, there have not been and are no past, present or threatened Releases of any Hazardous Substance from or at any of the Properties that are reasonably likely to form the basis of any Environmental Claim, and, to Borrower’s actual knowledge, there is no threat of any Release of any Hazardous Substance migrating to any of the Properties.
     (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s actual knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.
     (vi) For the purposes of this Agreement, Borrower’s knowledge, Borrower’s actual knowledge, to the best of Borrower’s knowledge, and phrases of like effect, shall include the knowledge of Sponsor and Borrower’s other Affiliates.
          4.29. Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.
          4.30. No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of any of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.
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          4.31. Separate Lots. No portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.
          4.32. Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary for the present and contemplated use and operation of each Property. The uses being made of each Property are in conformity in all material respects with the certificate of occupancy and/or Permits for such Property and any other restrictions, covenants or conditions affecting such Property.
          4.33. Flood Zone. None of the Improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A, B, C, V and X and Shaded X areas), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).
          4.34. Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.
          4.35. Acquisition Documents. Borrower has delivered to Lender true and complete copies of all material agreements and instruments under which Borrower or any of its affiliates or the seller of any of the Properties have remaining rights or obligations in respect of Borrower’s acquisition of the Properties.
          4.36. Insurance. Borrower has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. No Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.
          4.37. [intentionally omitted]
          4.38. No Dealings. Neither Borrower nor the Sponsor is aware of any unlawful influence on the assessed value of the Properties.
          4.39. Estoppel Certificates. Borrower has delivered to Lender true and complete copies of (a) the form(s) of estoppel certificate heretofore sent by Borrower or an Affiliate to every Tenant at the Property owned by Borrower, and (b) each estoppel certificate received back from any such Tenant prior to the Closing Date.
          4.40 Embargoed Person. To Borrower’s actual knowledge (a) none of the funds or other assets of any of Borrower, any Single-Purpose Equityholder or Sponsor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act,
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50 U.S.C. App. 1 et seq. , and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or (ii) the Loan is in violation of law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly), with the result that (i) the investment in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law and (c) none of the funds of any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable, have been derived from any unlawful activity with the result that (i) the investment in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law. Notwithstanding Section 4.42 to the contrary, the representations and warranties contained in this Section 4.40 shall survive in perpetuity.
          4.41 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. To the best of Borrower’s knowledge, (a) Borrower, (b) each Person owning an interest in any of Borrower, any Single-Purpose Equityholder or Sponsor, (c) each Single-Purpose Equityholder, if any, (d) Sponsor, (e) each Property manager (including each Approved Property Manager) and (f) each Tenant each of the Properties: (i) is not currently identified on the OFAC List and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.
          4.42. Survival. Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than three days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.
ARTICLE V
AFFIRMATIVE COVENANTS
          5.1. Existence. Borrower and, if applicable, each Single-Purpose Equityholder shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business. Borrower and, if applicable, each Single-Purpose Equityholder shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.
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          5.2. Maintenance of Properties. Borrower will keep each Property in good working order and repair, reasonable wear and tear excepted. Subject to Section 6.13, Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto.
          5.3. Compliance with Legal Requirements. Borrower shall comply with, and shall cause each Property to comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound.
          5.4. Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file. If any law or regulation applicable to Lender, any Note, any of the Properties or any of the Mortgages is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect any of the Mortgages, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender. If in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable Law, Lender may elect to declare all of the Indebtedness to be due and payable 90 days from the giving of written notice by Lender to Borrower.
          5.5. Access to Properties. Borrower shall permit agents, representatives and employees of Lender and the Servicer to inspect the Properties or any portion thereof, and/or the books and records of Borrower, at such reasonable times as may be requested by Lender upon reasonable advance notice.
          5.6. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.
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          5.7. Leases.
          (a) Borrower shall furnish Lender with executed copies of all Leases and any amendments to the LTF CO Lease, together with a detailed breakdown of income and cost associated therewith. All new Leases and any renewals or amendments of the LTF CO Lease must be entered into on an arms-length basis with LTF CO, must provide for rental rates and other economic terms which, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and must contain terms and conditions that are commercially reasonable (in each case, unless Lender consents to such Lease in its sole discretion). All new or amended Leases must provide that they are subject and subordinate to any current or future mortgage financing on the applicable Property and that the Tenant agrees to attorn to any foreclosing mortgagee at such mortgagee’s request.
          (b) Any terminations, renewals and amendments of the LTF CO Lease and any surrender of rights under any such Lease, shall be subject to the prior written consent of Lender.
          (c) Borrower shall (i) observe and perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce all of the material terms, covenants and conditions contained in the Leases or guaranties thereof on the part of the lessee or guarantor thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease other than the LTF CO Lease following a material default thereunder by the Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgages; and (v) not cancel or terminate any guarantee of any LTF CO Lease or any other Lease without the prior written consent of Lender. Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.
          (d) Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower in an account at such commercial or savings bank as may be reasonably satisfactory to Lender, which account is hereby pledged to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably satisfactory to Lender, shall (if not prohibited by any Legal Requirements) name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender) or may name Borrower as payee thereunder so long as such bond or other instrument is pledged to Lender as security for the Indebtedness and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. During the continuance of any Escrow Period or Event of Default, Borrower shall, upon Lender’s request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower) which Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease.
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          5.8. Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.
          5.9. Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower under the Loan Documents if requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 5.9.
          5.10. Management of Collateral.
          (a) Each Property shall be managed at all times by an Approved Property Manager. If Borrower is not or does not remain the Approved Property Manager, the management shall be pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager (other than Borrower acting in a self-management capacity without fee) shall agree that its Approved Management Agreement, and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time appoint an Approved Property Manager to manage the applicable Property pursuant to an Approved Management Agreement, and such successor manager shall execute for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender. If the Approved Property Manager is other than Borrower acting in a self-management capacity without fee, the per annum fees of the Approved Property Manager (including any incentive fees) shall not, at any time, exceed 3% of the gross revenues of the relevant Property for the then most recently concluded Test Period.
          (b) Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.
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          (c) Borrower shall notify Lender in writing of any default of Borrower or an Approved Property Manager under any of the Approved Management Agreements, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with such Subordination of Management Agreement, to cure defaults of Borrower under such Approved Management Agreement. Any reasonable out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.
          (d) Upon the occurrence and during the continuance of an Event of Default, or a material default by an Approved Property Manager under an Approved Management Agreement after the expiration of any applicable cure period or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to an Approved Property Manager, or at any time when Borrower is obligated to make fundings of the Monthly Capital Expenditure Reserve Amount, Lender may, in its sole discretion, require Borrower to terminate its own self management or the Approved Management Agreement and engage an Approved Property Manager selected by Lender to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.
          5.11. Notice of Material Event. Borrower shall give Lender prompt notice (containing reasonable detail) of (x) any material change in the financial or physical condition of any of the Properties, as reasonably determined by Borrower, including the termination or cancellation of any Lease with LTF Club Operations, Inc., a Minnesota corporation and the termination or cancellation of terrorism or other insurance required by this Agreement, and (y) any litigation or governmental proceedings pending or threatened in writing against Borrower which is reasonably likely to have a Material Adverse Effect.
          5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year or, if longer, within the period allowed by the Securities and Exchange Commission to file annual financial statements, Borrower shall furnish to Lender, in hard copy and electronic format, a balance sheet of Life Time Fitness, Inc. as of the end of such year, together with related statements of income and equityholders’ capital for such Fiscal Year, audited by a “Big Four” accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Life Time Fitness, Inc. as a going concern. Borrower shall furnish to Lender in hard copy and electronic format, a balance sheet of Borrower as of the end of such year, which statement shall be accompanied by an officer’s certificate certifying the same is true and correct and was prepared in accordance with GAPP applied on a consistent basis. Together with such annual financial statements, Borrower shall furnish to Lender, in hard copy and electronic format, on a combined basis for the Properties, an annual report for the most recently completed fiscal year, describing Capital Expenditures incurred by Borrower (stated separately with respect to any project costing in excess of $100,000), Tenant Improvements and Leasing Commissions, if any.
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          5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in electronic format, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower, including a balance sheet and income statement as of the end of such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit (if any) and normal year-end audit adjustments (if any). Each such quarterly report shall be accompanied by a report of Borrower detailing, for such Fiscal Quarter, (i) the deposits into, withdrawals from and balances in the FF&E Account, (ii) the Pooled Property Revenues, (iii) the Pooled Properties EBITDAR, and (iv) the number of memberships at the Properties.
          5.14. Monthly Financial Statements. Until the occurrence of a Securitization and during the continuance of a Escrow Period or an Event of Default (or, in the case of item (iii) below, at all times), Borrower shall furnish within 45 days after the end of each calendar month (other than the calendar month immediately following Fiscal Year or the last calendar month of any Fiscal Quarter), in electronic format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet and income statement as of the end of such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit (if any) and normal year-end audit adjustments (if any).
Notwithstanding anything to the contrary in this Agreement, Borrower shall only be required to deliver financial information for the aggregate of the Properties, and not for any individual Property.
          5.15. Insurance. Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the entire term of the Loan (the “Term”) the following policies of insurance:
          (a) All Risk or Special Causes of Loss Property Form including Business Interruption.
     (i) Comprehensive all risk insurance (including, without limitation, coverage against riot and civil commotion, vandalism, malicious mischief, water, mold (based on a covered peril), fire, burglary, theft and terrorism) on the improvements to and all other insurable portions of the Properties and in each case (A) insuring against any peril now or hereafter included within the classification “Special Form Cause of Loss”, (B) in an amount equal to 100% of the “Full Replacement Cost,” (C) containing an agreed amount endorsement with respect to the improvements, equipment and all other insurable portions of the Properties waiving all co-insurance provisions, and (D) providing that the deductible shall not exceed the sum of $100,000.00, unless agreed to in writing by Lender. For the purposes of this Agreement the term “Full Replacement Cost” means the
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actual replacement cost of the improvements and equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease.
     (ii) Business income interruption insurance (A) with loss payable to Lender, (B) covering losses of income and Revenues derived from the Properties resulting from any risk or casualty whatsoever, (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and all other insurable portions of the Properties have been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of one hundred eighty (180) days from the date the affected Property is repaired or replaced and operations resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, and (D) in an amount equal to one hundred percent (100%) of the projected Revenue from the Properties for a period of twelve (12) months. The amount of such business income insurance shall be determined by Lender prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Properties for the succeeding twelve (12) month period. All insurance proceeds payable to Lender pursuant to this Section 5.15(a)(ii) shall be immediately deposited into the Loss Proceeds Account and shall be applied to the Indebtedness and/or disbursed to Borrower for payment of the costs and expenses to maintain and operate the affected Property in accordance with Section 5.16; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the Indebtedness on the respective dates of payment provided for herein except to the extent such amounts are actually paid out of the proceeds of such business income insurance. The perils covered by this insurance shall be the same as those accepted on the real property, including flood and earthquake, as necessary. This coverage shall be written on the same basis as the property policy stated in Section 5.15(a)(i) above.
     (iii) The policy of insurance required pursuant to Section 5.15(a)(i) above shall contain Demolition Costs, Increased Cost of Construction and “Ordinance or Law Coverage” or “Enforcement” endorsements in amounts satisfactory to Lender if any of the improvements or the use of the Properties shall at any time constitute legal non-conforming structures or uses or the ability to rebuild the Improvements is restricted or prohibited.
     (iv) If windstorm coverage is excluded from the policy required under Section 5.15(a)(i) above, Borrower must provide separate windstorm insurance in an amount equal to the lesser of the original principal balance of the Loan and the maximum amount permitted by law, if any of the Properties are located in area where Lender requires such insurance. Deductibles for windstorm coverage larger than 5% of the casualty policy limit applicable to any Property are subject to approval by Lender.
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     (v) At all times during which structural construction, repairs or alterations are being made with respect to the improvements: (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy described in Section 5.15(b), and (B) the insurance provided for in Section 5.15(a)(i) written on a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 5.15(a)(i), (3) including permission to occupy the improvements, and (4) with an agreed amount endorsement waiving co-insurance provisions. The amount of such coverage must be approved by Lender.
          (b) Commercial General Liability/Umbrella Liability. Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Properties, such insurance (A) to be on the so-called “occurrence” form containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate, together with excess and/or umbrella liability in an amount of at least $100,000,000; (B) to contain a liquor liability endorsement if any part of a Property is covered by a liquor license; (C) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; (D) to cover at least the following hazards, (1) premises and operations, (2) products and completed operations on an “if any” basis, (3) independent contractors, (4) blanket contractual liability for all written and oral contracts, (5) contractual liability covering the indemnities contained in Section 5.18 hereof to the extent the same is available, and (6) all legal liability imposed upon Borrower and all court costs and attorneys’ fee incurred in connection with the ownership, operation and maintenance of the Properties; and (E) subject to commercial availability, to have no greater than a $500,000.00 self-insured retention, provided that such self-insured retention may be increased but not more than proportionately to any increase in the total revenues of Sponsor, as reflected by its most recent 10Q or 10K filing, as the case may be, from and after the date hereof. If Borrower has a multi-location policy or loan, the primary general liability coverage must be maintained on a “general aggregate per-location basis”.
          (c) Flood Insurance. Flood insurance will be required if any portion of the improvements to a Property is situated in a federally designated “special flood hazard area” (for example, Zones A and V) as designated by the Federal Emergency Management Agency, or any successor thereto, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, (the “Flood Insurance Acts”). The minimum amount of flood insurance required is the lesser of one hundred percent (100%) of the Full Replacement Cost (plus business interruption coverage) or the maximum limit of coverage available for the Improvements under the Flood Insurance Act. The maximum deductible shall be no more than $25,000.
          (d) Sinkhole, Mine Subsidence and Earthquake. Sinkhole, mine subsidence and earthquake insurance shall be obtained and maintained if in the opinion of a professional engineer with experience in this professional area there is a foreseeable risk of loss due to this hazard. If necessary, as determined by such engineer, Borrower shall maintain coverage in the full principal amount of the Loan.
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          (e) Boiler and Machinery Coverage. Comprehensive broad form boiler and machinery insurance (without exclusion for explosion) covering all steam boilers, heating and air conditioning equipment, high pressure piping, machinery and equipment, sprinkler systems, pressure vessels, refrigeration equipment and piping, or similar apparatus now or hereafter installed in the improvements (including “system breakdown coverage”) and insuring against loss of occupancy or use arising from any breakdown, in an amount at least equal to the lesser of the outstanding principal amount of the Loan or $2,000,000.00, with a deductible no greater than $100,00.00, unless approved by Lender.
          (f) Worker’s Compensation and Employer’s Liability. If Borrower has any employees, workers’ compensation, subject to the statutory limits of the state in which the Properties are located, and employer’s liability insurance with a limit of at least $500,000.00 per accident and per disease per employee, and $500,000.00 for disease aggregate in respect of any work or operations on or about the Properties and improvements, or in connection with the Properties and improvements, or their operation (if applicable).
          (g) Miscellaneous. Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests, including such insurance as may now be or hereafter becomes available that Lender reasonably deems prudent in light of then prevailing market or industry practices or applicable law, provided that absent a change of law, a change of prevailing market or industry practices, or a material changes of circumstances relating to the Collateral, no other such coverages shall be required.
All policies of insurance (the “Policies”) required pursuant to this Section 5.15 (i) shall be issued by companies licensed to do business in the state where the Properties are located, with a claims paying ability rating of “A” or its equivalent by Standard & Poor’s Ratings and Moody’s Investors Services, Inc. and a rating of “A: IX” or better in the current Best’s Insurance Reports, (ii) shall name Lender and its successors and/or assigns as their interest may appear as the Lender, (iii) shall contain a non-contributory standard Lender clause and a lender’s loss payable endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid, (iv) shall contain a waiver of subrogation against Lender, (v) shall be maintained throughout the Term without cost to Lender, (vi) shall be assigned to Lender, (vii) on or prior to the date hereof, Borrower shall deliver to Lender either certified copies of the Policies in effect on the date hereof (the “Current Policies”) or ACORD Form 25-S, Certificate of Liability Insurance, and ACORD Form 28, Evidence of Commercial Property Insurance (the “ACORD Certificates”) with respect to the Current Policies (and each ACORD Certificate must specify the Lender, loss payee and additional insured status and/or waivers of subrogation, state the amounts of all deductibles and self-insured retentions, if any, set forth notice requirements for cancellation, material change, or non-renewal of insurance and be accompanied by copies of all required endorsements, provided that Borrower shall deliver to Lender certified copies of the Current Policies upon actual issuance; (viii) at least fifteen (15) days prior to the expiration of the Policies, Borrower shall deliver to Lender either the original
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policies (or copies of the same certified by the issuers thereof) issued in renewal of each of the expiring Policies or ACORD Certificates with respect thereto, provided that Borrower shall deliver to Lender the original policies (or copies of the same certified by the issuers thereof) issued in renewal of the expired Policies upon actual issuance of the renewal policies; (ix) shall contain endorsements providing that Lender shall not be liable for the payment of any of the Insurance Premiums, that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies, that no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, that Lender shall receive at least thirty (30) days prior written notice of any material modification, reduction or cancellation, and such other similar provisions as Lender deems reasonably necessary or desirable to protect its interest, and (x) any material changes from the coverages and policies approved by Lender prior to the date hereof shall be acceptable in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the currently due installments of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such receipts for payment of Insurance Premiums in the event that no Event of Default exists and Borrower has previously Basic Carrying Costs Escrow Account with sufficient funds to pay all such Insurance Premiums therefrom. If Borrower does not furnish such evidence and receipts for then currently due installments of Insurance Premiums at least fifteen (15) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Borrower covenants and agrees to promptly forward to Lender a copy of each written notice received by Borrower of any material modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration and based upon changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.
          5.16. Casualty and Condemnation.
          (a) Borrower shall give prompt notice to Lender of any Casualty or Condemnation. Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default has occurred and is continuing, Borrower may settle and adjust claims aggregating not in excess of $500,000 if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.
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          (b) All Loss Proceeds shall be immediately deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available and unless it elects, within thirty (30) days thereafter, to obtain a release of the affected Property pursuant to Section 2.1(c), shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild, and manage the process of restoration, repairing, replacing or rebuilding, the applicable Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations. If, at any Property, a Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:
     (i) in the case of a Casualty, the cost of restoration would not exceed 25% of the applicable Allocated Loan Amount and the Casualty does not render untenantable, or result in the cancellation of Leases covering, more than 25% of the gross rentable area of such Property, or result in cancellation of Leases covering more than 25% of the base contractual rental revenue of such Property;
     (ii) in the case of a Condemnation, the Condemnation does not render untenantable, or result in the cancellation of Leases covering, more than 15% of the gross rentable area of such Property;
     (iii) restoration of such Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date; and
     (iv) after such restoration, the fair market value of the restored Property is reasonably expected to equal at least the fair market value of such Property immediately prior to such Condemnation or Casualty (assuming the affected portion of such Property is relet);
or if Lender otherwise elects to allow Borrower to restore such Property, then, provided no Event of Default shall have occurred and is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence as promptly and diligently as practicable to prosecute such restoring, repairing, replacing or rebuilding of such Properties in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of such Properties immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to
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Borrower within fifteen (15) days of Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed $500,000 and which provide for any material differences between the Property prior to the Condemnation or Casualty and as restored be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). If Lender reasonably estimates that the cost to restore will exceed $500,000, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.
          (c) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.
          (d) If Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(b) and Lender elects not to permit such Loss Proceeds to be so applied, (i) such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Loan and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period), and (ii) Borrower shall have the right to obtain the release of the affected Property by prepayment of the entire Allocated Loan Amount without Yield Maintenance but otherwise as provided in Section 2.4, or to substitute such Property with a Qualified Substitute Property without regard to the Lockout Period but otherwise as provided in Section 2.3 If the Note has been bifurcated into multiple Notes pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section 5.16(d) shall be applied to the Notes prorata in proportion to their outstanding principal balances so that the blended Interest Rate continues to equal the Initial Interest Rate.
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          5.17. Annual Budget. At least 45 days prior to the commencement of each Fiscal Year during the term of the Loan and at least 30 days after the commencement of any Escrow Period or Event of Default, Borrower shall deliver to Lender an Annual Budget for the Properties for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget. During the continuance of any Escrow Period or Event of Default, such Annual Budget and any such revisions shall be subject to Lender’s approval (the Annual Budget, as so approved, the “Approved Annual Budget”); provided, however, that Borrower shall not amend any Annual Budget more than once in any 60-day period. Without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, during the continuance of a Trigger Period Borrower shall not make any expenditures that are either not provided for in the Approved Annual Budget or that would, in the aggregate, cause any line item in the Approved Annual Budget to be exceeded by 5% or more measured on an annual basis, other than expenditures for non-discretionary items and expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event which threatens imminent harm to persons or property at a Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto.
          5.18. General Indemnity. Borrower shall indemnify, reimburse, defend and hold harmless Lender and its officers, directors, employees and agents (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of the Loan by Lender or the administration of the Transaction to the extent resulting, directly or indirectly, from any claim (including any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this Section 5.18 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.
          5.19. Nonbinding Consultation. [intentionally omitted]
          5.20 Compliance with Encumbrances. Borrower covenants and agrees as follows:
     (i) Borrower shall comply with all material terms, conditions and covenants of each material Permitted Encumbrance on the Property, including any reciprocal easement agreement, any declaration of covenants, conditions and restrictions, and any condominium arrangements.
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     (ii) Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower with respect to any obligation of such Borrower under the provisions of any such Permitted Encumbrance.
     (iii) Borrower shall deliver to Lender copies of any written notices of default or event of default relating to any such Permitted Encumbrance served by such Borrower.
     (iv) After the occurrence of an Event of Default, so long as the Loan is outstanding, Borrower shall not grant or withhold any material consent, approval or waiver under any such Permitted Encumbrance without the prior written consent of Lender.
     (v) Borrower shall deliver to each other party to any such Permitted Encumbrance notice of the identity of Lender and each assignee of Lender of which such Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.
ARTICLE VI
NEGATIVE COVENANTS
          6.1. Liens on the Properties. Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.
          6.2. Ownership. Borrower shall not own any assets other than the Properties and related personal property and fixtures located therein or used in connection therewith.
          6.3. Transfer. Borrower shall not Transfer any Collateral other than in compliance with Article II and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and Borrower shall not hereafter file a declaration of condominium with respect to any of the Properties.
          6.4. Debt. Borrower shall not have any Debt, other than Permitted Debt.
          6.5. Dissolution; Merger or Consolidation. Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Qualified Successor Borrower pursuant to Section 2.2.
          6.6. Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.
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          6.7. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.
          6.8. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any affiliate of Borrower, except on terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party.
          6.9. Misapplication of Funds. Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Collection Account as required by Section 3.1, or (c) misappropriate any security deposit or portion thereof.
          6.10. Jurisdiction of Formation. Borrower shall not change its jurisdiction of formation without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.
          6.11. Modifications and Waivers. Unless otherwise consented to in writing by Lender:
     (i) Borrower shall not amend, modify, terminate, renew, waive, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;
     (ii) Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall terminate, amend or modify its organization documents (including, without limitation, any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation);
     (iii) Borrower shall not terminate, amend or modify the Approved Management Agreement; and
     (iv) Borrower shall not amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, or default in its obligations under, any Material Agreement.
          6.12. ERISA.
          (a) Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.
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          (b) Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgages or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.
          6.13. Alterations and Expansions. During the continuance of an Escrow Period or Event of Default, Borrower shall not perform or contract to perform any Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower shall not perform or contract to perform any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.
          6.14. Advances and Investments. Borrower shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.
          6.15. Single-Purpose Entity. Borrower shall not cease to be a Single-Purpose Entity.
          6.16. Zoning and Uses. Borrower shall not do any of the following:
          (i) initiate or support any limiting change in the permitted uses of any of the Properties (or to the extent applicable, zoning reclassification of any of the Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to a Property, or use or permit the use of a Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement;
          (ii) consent to any modification, amendment or supplement to any of the terms of, or materially default in its obligations under, any Permitted Encumbrance;
          (iii) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon a Property in any manner that adversely affects in any material respect its value, utility or transferability;
          (iv) execute or file any subdivision plat affecting any of the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising any of the Properties;
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          (v) amend or cause to be amended any of the Material Agreements in any manner that might diminish (x) the value of the applicable Property or Properties or (y) the rights of Borrower or Lender thereunder, or terminate the same for any reason or purpose whatsoever, in each case, without the prior written consent of Lender; or
          (vi) permit or consent to any of the Properties being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
          6.17. Waste. Borrower shall not commit or permit any Waste on any of the Properties, nor take any actions that might invalidate any insurance carried on any of the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).
ARTICLE VII
DEFAULTS
          7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default which has occurred shall continue unless and until waived by Lender in its sole discretion):
          (a) Payment.
     (i) Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder); or
     (ii) Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Note).
          (b) Representations. Any representation made by Borrower in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, or any representation or warranty deemed to have been made by Borrower in connection with the acquisition of a Qualified Substitute Property, shall have been false or misleading in any material respect (or, with respect to any representation which itself contains a materiality qualifier, in any respect) as of the date such representation was made.
          (c) Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby; or a default shall occur under any of the other Loan Documents or Material Agreements, in each case, beyond the expiration of any applicable cure period.
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          (d) Bankruptcy, etc.
     (i) Borrower or, if applicable, any Single-Purpose Equityholder shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);
     (ii) Borrower or, if applicable, any Single-Purpose Equityholder shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or such Single-Purpose Equityholder, or shall dissolve or otherwise cease to exist;
     (iii) there is commenced against Borrower or, if applicable, any Single-Purpose Equityholder an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 60 days after commencement;
     (iv) Borrower or, if applicable, any Single-Purpose Equityholder is adjudicated insolvent or bankrupt;
     (v) Borrower or, if applicable, any Single-Purpose Equityholder suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;
     (vi) Borrower or, if applicable, any Single-Purpose Equityholder makes a general assignment for the benefit of creditors; or
     (vii) any action is taken by Borrower or, if applicable, any Single-Purpose Equityholder for the purpose of effecting any of the foregoing.
          (e) Change of Control.
     (i) A Change of Control shall occur; or
     (ii) any party shall acquire more than 49% of the direct or indirect equity interest in Borrower or a Single-Purpose Equityholder (even if not constituting a Change of Control) and Borrower shall fail to deliver to Lender with respect to such new equityholder a new non-consolidation opinion satisfactory to (A) prior to the occurrence of any Securitization of the Loan, Lender (Lender’s approval of any such non-consolidation opinion which is in substantially the form of the Nonconsolidation Opinion not to be unreasonably withheld), and (B) at any time following any Securitization or series of Securitizations of the Loan, each of the Rating Agencies rating such Securitization or Securitizations.
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          (f) Equity Pledge; Preferred Equity. Any direct equity interest in or right to distributions from Borrower or Single Purpose Equityholder shall be subject to a Lien in favor of any Person, or Borrower or Single Purpose Equityholder shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity). Notwithstanding and without limiting the generality of the foregoing, a pledge of the economic benefits, including the right to distributions from but excluding the direct ownership interests themselves, in Borrower or Single Purpose Equityholder to U.S. Bank National Association or any replacement lender to Sponsor is permitted.
          (g) Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder.
          (h) ERISA; Negative Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI.
          (i) Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in subsections (a) through (h), inclusive, of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that if such default referred to in this subsection (i) is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof, for a default which can be cured by the payment of money, or for 30 days after Borrower receives written notice thereof, for a default which cannot be cured by the payment of money; and if a default cannot be cured by the payment of money but is susceptible of being cured and cannot reasonably be cured within such 30-day period, and Borrower commences to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from the original notice.
          7.2. Remedies.
          (a) During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgages and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Properties (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in paragraph 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.
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          (b) If Lender forecloses on any of the Properties, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Properties and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.
          (c) During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Properties or to foreclose the Mortgages or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and other Loan Documents and shall be due and payable to Lender upon demand therefor.
          (d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.
          7.3. No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.
          7.4. Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder), and the Notes in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.
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ARTICLE VIII
CONDITIONS PRECEDENT
          8.1. Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3):
          (a) Loan Documents. Lender shall have received a duly executed copy of each Loan Document. Each Loan Document which is to be recorded in the public records shall be in form suitable for recording.
          (b) Collateral Accounts. Each of the Collateral Accounts shall have been established with the Cash Management Bank and funded to the extent required under Article III.
          (c) Opinions of Counsel. Lender shall have received (i) a Minnesota legal opinion in substantially the form of Exhibit B-1, (ii) a legal opinion with respect to the laws of each state in which one of the Properties is located, in substantially the form of Exhibit B-2, and (iii) a bankruptcy nonconsolidation opinion in substantially the form of Exhibit B-3 with respect to each Person owning at least a 49% direct or indirect equity interest in Borrower, if applicable, any Single-Purpose Equityholder and any affiliated property manager, (iv) a Delaware legal opinion in substantially the form of Exhibit B-4, and (v) a true lease opinion in form and substance satisfactory to Lender with respect to each Lease between Borrower and LTF Club Operations, Inc., a Minnesota corporation.
          (d) Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:
     (i) Authorizing Resolutions. A certified copy of the resolutions approving and adopting the Loan Documents to be executed by Borrower and authorizing the execution and delivery thereof.
     (ii) Organizational Documents. Certified copies of the organizational documents of Borrower and, if applicable, any Single-Purpose Equityholder (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.
     (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for Borrower and, if applicable, any Single-Purpose Equityholder issued as of a recent date by its state of organization and by each state in which one of the Properties is located.
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          (e) Lease; Material Agreements. Lender shall have received true and complete copies of all Leases and all Material Agreements.
          (f) Lien Search Reports. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Properties and Borrower (including Borrower’s immediate predecessor, if any), such searches to be conducted in such locations as Lender shall have requested.
          (g) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.
          (h) No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.
          (i) Representations. The representations in this Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on such date.
          (j) Estoppel Letters. Borrower shall have received and delivered to Lender estoppel certificates from such parties and in such form and substance as shall be satisfactory to Lender, each of which shall specify that Lender and its successors and assigns may rely thereon.
          (k) No Material Adverse Effect. No event or series of events shall have occurred which Lender reasonably believes has had or is reasonably likely to have a Material Adverse Effect.
          (l) Transaction Costs. Borrower shall have paid all Transaction Costs (or provided for the direct payment of such Transaction Costs by Lender from the proceeds of the Loan).
          (m) Insurance. Lender shall have received certificates of insurance on ACORD Form 28, demonstrating insurance coverage in respect of the Properties of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.
          (n) Title. Lender shall have received a marked, signed commitment to issue, or a pro-forma version of, a Qualified Title Insurance Policy in respect of each Property, listing only such exceptions as are reasonably satisfactory to Lender.
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          (o) Zoning. Lender shall have received evidence reasonably satisfactory to Lender that each Property is in compliance with all applicable zoning requirements (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable).
          (p) Permits; Certificate of Occupancy. Lender shall have received a copy of all Permits necessary for the use and operation of each Property and the certificate(s) of occupancy, if required, for each Property, all of which shall be in form and substance reasonably satisfactory to Lender.
          (q) Engineering Report. Lender shall have received a current Engineering Report with respect to each Property, which report shall be in form and substance reasonably satisfactory to Lender.
          (r) Environmental Report. Lender shall have received an Environmental Report (not more than six months old) with respect to each Property which discloses no material environmental contingencies with respect to the Properties.
          (s) Qualified Survey. Lender shall have received a Qualified Survey with respect to each Property in form and substance reasonably satisfactory to Lender.
          (t) Appraisal. Lender shall have obtained an Appraisal of each Property satisfactory to Lender.
          (u) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.
          (v) Financial Information. Lender shall have received the financial information relating to the Sponsor, Borrower and the Properties required by the loan application executed by Sponsor and Lender with respect to the Loan and as otherwise required by this Agreement, which is satisfactory to Lender.
          (w) Annual Budget. Lender shall have received the 2007 Annual Budget with respect to the Properties.
          (x) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.
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          8.2. Conditions Precedent to Addition of Qualified Substitute Property. Any addition of a Qualified Substitute Property to the Collateral which is otherwise permitted hereunder shall be made only upon satisfaction of the following requirements:
          (a) Representations and Warranties. Each of the representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects with respect to Borrower acquiring the Property and each Qualified Substitute Property on and as of the date such Qualified Substitute Property is added to the Collateral except as set forth in any Exception Report delivered to Lender (provided that any such Exception Report shall be subject to Lender’s reasonable approval), and Borrower’s acquisition of such Property shall be deemed to constitute such Obligor’s representation to such effect.
          (b) Loan Documents. Borrower shall have executed, acknowledged and delivered to Lender, with respect to each Qualified Substitute Property, a Mortgage, an Environmental Indemnity (or an amendment of the existing Environmental Indemnity) and applicable Uniform Commercial Code financing statements, in each case with such state-specific modifications as shall be recommended by counsel admitted to practice in such state and selected by Lender.
          (c) Legal Opinions. Lender shall have received such legal opinions as Lender shall reasonably request, including a true lease opinion in form and substance satisfactory to Lender with respect to the Lease between Borrower and LTF Club Operations, Inc., a Minnesota corporation, with respect to the Qualified Substitute Property.
          (d) Lien Search Reports. Lender shall have received reports of Uniform Commercial Code, tax lien and judgment searches conducted by a nationally recognized search firm with respect to the Qualified Substitute Property and Borrower and showing no liens, claims or encumbrances against such Obligor or the Qualified Substitute Property that are not reasonably approved by Lender. Such searches to be conducted in such locations as Lender shall have reasonably requested.
          (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after the addition of such Qualified Substitute Property to the Collateral.
          (f) Tenant Estoppel Letters. Lender shall have received an estoppel letter reasonably satisfactory to Lender and containing no material exceptions or qualifications (unless reserves satisfactory to Lender are established with respect thereto) from LTF Club Operations Company, Inc. and from such other parties as Lender shall reasonably request; and Lender shall have received such subordination, non-disturbance and attornment agreements as Lender shall reasonably require.
          (g) Transaction Costs. Borrower shall have paid all Transaction Costs.
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          (h) Insurance. Lender shall have received certificates of insurance (on ACORD Form 28, where available) demonstrating insurance coverage in respect of the Qualified Substitute Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth herein. Such certificates shall indicate that Lender is named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee endorsement in favor of Lender.
          (i) Title. Lender shall have received a marked, signed commitment to issue, or a signed pro-forma version of, a Qualified Title Insurance Policy in respect of the Qualified Substitute Property, listing only such exceptions as are reasonably satisfactory to Lender (i.e., either conforming or legal nonconforming). If any Qualified Substitute Property is subject to a ground lease, such ground lease shall satisfy customary Rating Agency financeability criteria (including, without limitation, the incorporation of mortgagee notice and cure provisions and so-called “pickup lease” provisions).
          (j) Zoning. Lender shall have received evidence reasonably satisfactory to Lender that the Qualified Substitute Property is in compliance in all material respects with all applicable zoning requirements.
          (k) Permits; Certificate of Occupancy. Lender shall have received a copy of all material Permits for the use and operation of the Properties and the certificate(s) of occupancy, if required and obtainable, for the Qualified Substitute Property.
          (l) Engineering and Environmental Reports. Lender shall have received reasonably satisfactory Environmental Reports and Engineering Reports regarding the Qualified Substitute Properties and, if corrective measures are recommended therein, the applicable Obligor shall have either deposited into escrow with the Lender pursuant to documentation reasonably satisfactory to the Lender 125% of the amount required to fund such corrective measures.
          (m) Expansion Obligations. If any Lease at the Qualified Substitute Property obligates Borrower to construct expansion space for the applicable Tenant, Borrower shall deliver to Lender 125% of the amount required to fund the anticipated expense thereof (as reasonably agreed by Lender and Borrower).
          (n) Qualified Survey. Lender shall have received a Qualified Survey with respect to the Qualified Substitute Property in form and substance reasonably satisfactory to Lender.
          (o) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.
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          (p) Financial Information. Lender shall have received (i) operating statements for the Qualified Substitute Property for the prior three years, prepared by an independent certified public accountant reasonably acceptable to Lender to the extent such statements can be obtained without undue burden or cost, (ii) current results from operations certified by an officer of the Sponsor if an Affiliate of Borrower owned the Property for the prior fiscal year, and (iii) such other financial information as Lender shall reasonably request, which information shall be in form and substance reasonably satisfactory to Lender.
          (q) Annual Budget. Lender shall have received the then-current Annual Budget with respect to the Qualified Substitute Property.
          (r) Lease; Material Agreements. Lender shall have received true and complete copies of all Leases requested in writing by Lender (from a rent roll listing all Leases previously delivered to Lender) and all Material Agreements.
          (s) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.
ARTICLE IX
MISCELLANEOUS
          9.1. Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.
          9.2. GOVERNING LAW.
          (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.
          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR THE SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN MINNESOTA. BORROWER AND THE SPONSOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT
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PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4.
          9.3. Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.
          9.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.
If to Lender:
Goldman Sachs Commercial Mortgage Capital, L.P.
600 East Las Colinas Boulevard, Suite 800
Irving, Texas 75039
Attention: Michael Forbes
with copies to:
Goldman Sachs Commercial Mortgage Capital, L.P.
600 East Las Colinas Boulevard, Suite 450
Irving, Texas 75039
Attention: General Counsel
and
Kroll, McNamara, Evans & Delehanty, LLP
29 South Main Street
West Hartford, Connecticut 06107
Attention: Garrett Delehanty, Esq.
If to Borrower:
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LTF CMBS I, LLC
c/o Life Time Fitness
6442 City West Parkway
Eden Prairie, Minnesota 55344
Attention: Treasurer
with a copy to:
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Scott Anderegg, Esq.
          9.5. TRIAL BY JURY. BORROWER AND THE SPONSOR, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND THE SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND THE SPONSOR.
          9.6. Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          9.7. Assignment and Participation.
          (a) Except as explicitly set forth in Sections 2.1 and 2.2, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including Borrower’s rights, title, interests, remedies, powers and duties hereunder and thereunder).
          (b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes (a “Participation”). Borrower agrees reasonably to cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender
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shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be) and to be the sole Lender to designate the account to which payments shall be made by Borrower to the Lenders hereunder. Goldman Sachs Mortgage Company shall maintain, or cause to be maintained, as agent for Borrower, a register at 85 Broad Street, New York, New York or such other address as it shall notify Borrower in writing, on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. The assigning Lender shall notify in writing each of the other Lenders of any Assignment. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement which such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.
          (c) If, pursuant to this Section 9.7, any interest in this Agreement or any Note is transferred to any transferee that is not a U.S. Person, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to the transferor Lender either Form W-8BEN or Form W-8ECI or any other form in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax on all interest payments hereunder, and (ii) to agree (for the benefit of Lender and Borrower) to provide the transferor Lender a new Form W-8BEN or Form W-8ECI or any forms reasonably requested in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
          9.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
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          9.9. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
          9.10. Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement, the Notes, the Mortgages or the other Loan Documents, any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment.
          9.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan.
          9.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.
          9.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail.
          9.14. Brokers and Financial Advisors. Borrower and Sponsor each represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders other than RBC Capital Advisors in connection with the transactions contemplated by this Agreement. Borrower and Sponsor each agree, jointly and severally, to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.
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          9.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          9.16. Estoppel Certificates. Borrower agrees at any time and from time to time, to execute, acknowledge and deliver to Lender, within five days after receipt of Lender’s written request therefor, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), and (F) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.
          9.17. Payment of Expenses; Mortgage Recording Taxes. Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan and any Property Substitution, including legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Qualified Title Insurance Policy, the Qualified Survey, the Environmental Report and any other third-party diligence materials; (ii) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender, (C) filing and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (E) obtaining any Rating Confirmation required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including, if the Loan has been securitized, special servicing fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes).
          9.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any
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of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
          9.19. Recourse.
          (a) Except as set forth in Section 9.19(b), in the Environmental Indemnities, in the Cooperation Agreement, in Section 5.18 and in Section 9.14, no recourse shall be had for the Indebtedness against any affiliate of Borrower or any officer, director, partner or equityholder of Borrower or any such affiliate and recourse to Borrower shall be limited to the Liens of Lender on the Properties and the other Collateral.
          (b) Borrower and the Sponsor (as evidenced by the Sponsor’s signature below) agree to jointly and severally indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of the Borrower and the Sponsor under this Section 9.19) resulting from or arising out of any of the following (the “Indemnified Liabilities”), which Indemnified Liabilities shall be guaranteed by Sponsor pursuant to the Guaranty:
     (i) any intentional physical Waste with respect to any of the Properties committed or permitted by Borrower, the Sponsor or any of their respective affiliates;
     (ii) any fraud or intentional misrepresentation committed by Borrower, the Sponsor or any of their respective affiliates;
     (iii) the misappropriation or misapplication by Borrower, the Sponsor or any of their respective affiliates of any funds (including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds and the violation of the last sentence of Section 5.7(d));
     (iv) any Transfer of Collateral, the creation of any voluntary Lien on Collateral or the collusion by Borrower or any Affiliate of Borrower in the creation of an involuntary Lien on Collateral, or Change of Control which is prohibited hereunder;
     (v) any breach by Borrower or the Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnities;
     (vi) the failure of Borrower, at any time, to be a Single-Purpose Entity;
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     (vii) the failure of Borrower to pay any Taxes or to maintain any insurance policies required by this Agreement except to the extent sufficient funds for such payment and maintenance are then held in the Basic Carrying Costs Escrow Account and Lender does not then have the right to cause the application of such funds to the Loan or other obligations of Borrower hereunder;
     (viii) the occurrence of any filing by Borrower under the Bankruptcy Code or any joining or colluding by Borrower or any of its affiliates (including Sponsor) in the filing of an involuntary case in respect of Borrower under the Bankruptcy Code; provided that, because the Damages to Lender resulting from the occurrence of an event described in this clause (vii) (including the costs to Lender of delay in realizing upon the Collateral and the additional resources required of Lender in connection with such delay) would be significant but difficult to quantify, the Damages payable to Lender upon such an occurrence shall be deemed to equal 10% of the Loan Amount, which represents Lender’s, Borrower’s and Sponsor’s reasonable and fair estimates of the amount of such Damages and is agreed by such parties to constitute reasonable liquidated damages and not a penalty; and
     (ix) the failure of Borrower to enforce or of Sponsor to pay and perform its obligations under any guaranty of any Lease to LTF CO.
          (c) The liability of the Sponsor and Borrower under Section 9.19(b) shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against the Collateral, and shall not be impaired or limited by any event, including, without limitation, the following events, in each case whether occurring with or without notice to the Sponsor or with or without consideration:
     (i) any extensions of time for performance required by any of the Loan Documents or any extension or renewal of the Notes;
     (ii) any sale, assignment or foreclosure of the Notes, the Mortgages or any of the other Loan Documents or any sale or transfer of any or all of the Properties;
     (iii) any Assumption or any other change in the composition of Borrower including the withdrawal or removal of the Sponsor from any current or future position of ownership, management or control of Borrower;
     (iv) the accuracy or inaccuracy of the representations made by Borrower in any of the Loan Documents;
     (v) the release of Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; or
     (vi) the modification of the terms of any one or more of the Loan Documents.
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The Sponsor acknowledges that Lender would not make the Loan but for the personal liability undertaken by the Sponsor in this Agreement and in the Guaranty. The Sponsor agrees that its rights and obligations are subject to the terms and conditions of the Guaranty.
          (d) The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the United States Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose under the Mortgages or to foreclose pursuant to any other Loan Documents, or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and will be and can be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any guarantors to the extent allowed by any applicable guarantees. The provisions set forth in this Section 9.19 are not intended as a release or discharge of the obligations due under the Note or under any Collateral Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment against Borrower or Sponsors.
          9.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.
          9.21. Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence,
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quality, adequacy or suitability of Appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.
          9.22. Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.
          9.23 Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY INDEMNIFICATION PROVIDED FOR IN ANY SUCH TERM SHEET OR COMMITMENT LETTER SHALL SURVIVE THE CLOSING).
Goldman Sachs Commercial Mortgage Capital, L.P.
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          Lender and Borrower are executing this Agreement as of the date first above written.

LENDER:

GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership

By:

Name:

Title:

(signature page to Loan Agreement)
Goldman Sachs Commercial Mortgage Capital, L.P.
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          Lender and Borrower are executing this Agreement as of the date first above written.

BORROWER:

LTF CMBS I, LLC a Delaware limited liability company

By:	LTF CMBS Managing Member, Inc., a Delaware corporation
Its Managing Member

By:

Name:

Its:

SPONSOR (solely with respect to Sections 9.14 and 9.19 hereof):
LIFE TIME FITNESS, INC.
a Minnesota corporation

By:
Name:

Title:

(signature page to Loan Agreement)
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Exhibit A-1

Collection Account Agreement
Goldman Sachs Commercial Mortgage Capital, L.P.
Loan Agreement
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Exhibit A-2
Cash Management Agreement
Goldman Sachs Commercial Mortgage Capital, L.P.
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Exhibit B-1
Form of Minnesota Opinion Letter
                                         , 20__
[LENDER]
[ADDRESS]
[ADDRESS]
     Re: Loan From Goldman Sachs Commercial Mortgage Capital, L.P. to                      [LLC]
Ladies and Gentlemen:
     [Lead-in to be completed by Minnesota Counsel]
I.	Documents Reviewed.
     In issuing this opinion, we have reviewed executed copies of the following documents in connection with the Loan:
     [LIST DOCUMENTS REVIEWED]
II.	Opinions.
     We are of the opinion that:
     1. The Company has all requisite [limited liability company][limited partnership] [corporate] power and authority to own the Properties, borrow money and to execute and deliver the Loan Documents, and the power to perform its obligations under such Loan Documents. [Add equivalent opinion for each Sponsor].
     2. The Company has taken all necessary [limited liability company][limited partnership][corporate] action, to duly authorize the execution, delivery and performance of the Loan Documents to which it is a party. [Add equivalent opinion for each Sponsor].
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     3. The Company and each Sponsor has duly executed and delivered the Loan Documents to which it is a party.
     4. Each of the Loan Documents is the valid and binding obligation of the Company, and each of the Loan Documents is the valid and binding obligation of each Sponsor that is a party thereto, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws applicable to or affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). The aforesaid opinion as to enforceability of the Loan Documents as against the Company does not mean that every provision contained in the Loan Documents is valid or enforceable against the Company, but such invalidity or unenforceability will not render the Loan Documents invalid as a whole or preclude: (a) the judicial enforcement of the obligation of the Company to repay the principal, together with interest thereon (to the extent not deemed a penalty), as provided in the Loan Documents, and (b) acceleration of the obligation of the Company to repay such principal, together with such interest, upon a material default by the Company in the payment of such principal and interest.
     5. The execution and delivery by the Company of the Loan Documents to which it is a party does not, and the performance by the Company of its obligations under each of the Loan Documents to which it is a party will not, require any consent, authorization or approval of any governmental authority or entity of the State of Minnesota that has not been previously obtained.
     6. Neither the execution nor the delivery by the Company of any of the Loan Documents to which it is a party will contravene any law, statute, or regulation of the State of Minnesota applicable to the Company.
     7. To our knowledge, neither the execution nor the delivery by the Company of any of the Loan Documents to which it is a party will violate the organizational documents of the Company or any order, writ, injunction or decree issued by any court of competent jurisdiction of the State of Minnesota or any material agreement to which the Company or any Sponsor is a party.
     8. To our knowledge, there is no action, litigation, proceeding or governmental investigation pending against or affecting the Properties, the improvements located thereon or the Company before any court, quasi-judicial body or administrative agency of the State of Minnesota.
     9. A court of the State of Minnesota applying Minnesota law will give effect to the choice of the laws of the State of Minnesota in the Loan Documents to govern the Loan Documents, to the extent the Loan Documents provide they are to be so governed.
     10. The Loan, as made pursuant to the terms of the Loan Documents, complies with or is exempt from applicable Minnesota laws pertaining to usury.
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     This opinion may be relied upon by you and your successors and assigns (including a trustee in connection with a securitization) and by any rating agencies which rate securities issued in connection with a securitization of the Loan.
[Insert Signature Block]
Goldman Sachs Commercial Mortgage Capital, L.P.
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Exhibit B-2
Form of Local Counsel Opinion Letter
                                         ___, 20___
[LENDER]
[ADDRESS]
[ADDRESS]
     Re: Loan From Goldman Sachs Commercial Mortgage Capital, L.P. to                      [LLC]
Ladies and Gentlemen:
     [Lead-in to be completed by Local Counsel]
I.	Documents Reviewed.
     In issuing this opinion, we have reviewed executed copies of the following documents in connection with the Loan:
     [LIST DOCUMENTS REVIEWED]
II.	Opinions.
     We are of the opinion that:
     (1) The Company is duly qualified to own and operate the Mortgaged Property and to conduct any business conducted by the Company relating to the Mortgaged Property in the State of [                    ].
     (2) Assuming each Loan Document has been duly authorized, executed and delivered, each of the Loan Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and each contains adequate and customary remedies for the practical realization of the benefits and the security afforded therein.
     (3) (a) The Mortgage is in proper form under the applicable laws of the State of [                    ] to be accepted for recording by the [                    ] of [Counties]/[State]. The Mortgage is also in proper form under the applicable laws of the State of [                    ] to be accepted for recording by the [                    ] of [Counties]/[                    ] as a fixture filing. Upon due recordation in [identify office[s]], the Mortgage will create in favor of the Lender a valid, enforceable, and perfected mortgage lien of record on the entire interest of the Company in that portion of the Mortgaged Property, including fixtures, that constitutes real property (the “Real Property”), as security for the payment and performance of the Company’s obligations under the Loan Documents.
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     (b) The Loan Documents create a valid security interest in all of that portion of the Mortgaged Property (the “Personal Property”) that is subject to the provisions of [Article 9] of the [                    ] Uniform Commercial Code (the “UCC”), to the extent such security interest can be created by a security agreement under the UCC.
     (4) The terms and provisions of the Mortgage and the other Loan Documents with respect to the performance of the Company’s obligations and the powers and remedies of the Lender thereunder provide protection to the Lender equal to that customarily provided in (a) mortgages of real property and fixtures and (b) assignments of rents and leases with respect to real property located in the State of [                    ] given to banks and financial institutions in transactions involving substantial amounts of credit.
     (6) [Except for...,there][There] will be no transfer, documentary stamp, mortgage, mortgage registry, mortgage recording or other taxes payable to any governmental authority in the State of [                    ] in connection with the execution, delivery, enforcement, recordation, filing or perfection of any of the Loan Documents, except for customary per page or per document filing and recording fees payable upon the recordation or filing of any of the Loan Documents which are subject to recording or filing and court costs and fees that may be payable in connection with the enforcement of any of the Loan Documents.
     (7) A federal court sitting in the State of [                    ] and applying the conflict of law rules of the State of [                    ], and the state courts in the State of [                    ], would give effect to the choice of law provisions contained in the Loan Documents.1
     (8) A holder of any of the Notes will not incur any tax liability or be required to obtain any license, approval, or authorization in the State of [                    ] solely as a result of its making the Loan, the acquisition and holding of any of the Notes or the receipt of payments thereon in accordance with the terms of the Loan Documents or any other documents being executed in connection therewith.
     (9) Except as set forth herein, no order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the State of [                    ] or any agency or political subdivision thereof is required in connection with (i) the execution, delivery and performance by the Company of its obligations under any Loan Document or (ii) the validity, binding effect or enforceability of any Loan Document.
     (10) None of the execution, delivery or performance by the Company of any of the Loan Documents will (i) contravene any law, statute or regulation of the State of [                    ] or any agency or political subdivision thereof or (ii) to the best of our knowledge, violate any order, writ, injunction or decree issued by any court or governmental authority of the State of [                    ] or any agency or political subdivision thereof or (iii) to the best of our knowledge, violate any

[1]	Please note that, if Local Counsel is not able to give this opinion as an unqualified opinion, an opinion that the Loan Agreement and Notes would be enforceable under the law of the State of [ ] if such law were held to apply will be required.
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material agreement to which the Company is a party, including those agreements identified as “Material Agreements” in Schedule F of the Loan Agreement.
     (11) The Loan evidenced by the Notes does not violate the usury laws or laws regulating the use or forbearance of money of the State of [___]. The operation of any term of the Loan Documents, including, without limitation, the terms regarding late charges, default interest or prepayment premiums, or the lawful exercise of any right thereunder, shall not render the Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.
     (12) We know of no pending or threatened lawsuits, claims or proceedings against the Company or the Mortgaged Property.
          This opinion may be relied upon by you and your successors and assigns (including a trustee in connection with a securitization) and by any rating agencies which rate securities issued in connection with a securitization of the Loan.
[Insert Signature Block]
Goldman Sachs Commercial Mortgage Capital, L.P.
Loan Agreement
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Exhibit B-3
Form of Non-Consolidation Opinion Letter
                     ___, 20___
[LENDER]
[ADDRESS]
[ADDRESS]
     Re: Loan From Goldman Sachs Commercial Mortgage Capital, L.P. to                      [LLC]
Ladies and Gentlemen:
     You have requested our opinion as to whether a court of competent jurisdiction would, in the event that [INSERT AFFILIATED ENTITIES] were to become a debtor under II U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), disregard the separate existence of the Company so as to order the substantive consolidation of the assets and liabilities of the Company with the assets and liabilities of [INSERT AFFILIATED ENTITIES] and treat such assets and liabilities as though the Company and [INSERT AFFILIATED ENTITIES] were one entity.
     Opinion
     In the event that [INSERT AFFILIATED ENTITIES] were to be a debtor in a case under the Bankruptcy Code, it is our opinion that, under present reported decisional authority and statutes applicable to federal bankruptcy cases, in a properly presented and argued case, a court would not, in the proper exercise of its equitable discretion, disregard the separate existence of the Company so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of [INSERT AFFILIATED ENTITIES] with the assets and liabilities of the Company and treat such assets and liabilities as though the Company and [INSERT AFFILIATED ENTITIES] were one entity.
     This opinion may be relied upon by you and your successors and assigns (including a trustee in connection with a securitization) and by any rating agencies which rate securities issued in connection with a securitization of the Loan.
[Insert Signature Block]
Goldman Sachs Commercial Mortgage Capital, L.P.
Loan Agreement
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Exhibit B-4
Form of Delaware Opinion Letter
                     ___, 20__
[LENDER]
[ADDRESS]
[ADDRESS]
     Re: Loan From Goldman Sachs Commercial Mortgage Capital, L.P. to                      [LLC]
Ladies and Gentlemen:
     [Lead-in to be completed by Delaware Counsel]
I. Documents Reviewed.
     In issuing this opinion, we have reviewed executed copies of the following documents in connection with the Loan:
     [LIST DOCUMENTS REVIEWED]
II. Opinions.
     We are of the opinion that:
     1. The Company has been duly formed and is validly existing in good standing as a [limited liability company][limited partnership][corporation] under the laws of the State of Delaware.
     2. The [LLC Agreement][LP Agreement][By-Laws] [are][constitutes a] legal, valid and binding [agreement of the [Member[s]][Partner[s]] of the Company], and [is][are] enforceable [against the [Member[s]][Partner[s]]], in accordance with [its][their] terms.
Goldman Sachs Commercial Mortgage Capital, L.P.
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1

     3. If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) until such time as the Loan is paid in full or otherwise satisfied, in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, the prior unanimous affirmative vote or written consent of the [Board of Managers][Board of Directors] [of the general partner of the Company] (including the Independent [Managers][Directors] [thereof]), as provided for in Section ___ of the [LLC Agreement][By-Laws][of the general partner of the Company], is required, and (ii) such provision, contained in Section ___ of the [LLC Agreement][By-Laws][of the general partner of the Company], that requires, until such time as the Loan is paid in full or otherwise satisfied, the prior unanimous affirmative vote or written consent of the [Board of Managers][Board of Directors][of the general partner of the Company] (including the Independent [Managers][Directors][thereof]), in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, [is][constitutes a] legal, valid and binding [agreement of the [Member[s]][of the general partner of the Company]], and is enforceable [against the [Member[s]][of the general partner of the Company]], in accordance with its terms.
     [4. Under the Delaware Limited Liability Company Act, 6 Del. C, § 18-101, et. seq. (the “LLC Act”) and the LLC Agreement, the Bankruptcy or dissolution of [any of] the Member[s] will not, by itself, cause the Company to be dissolved or its affairs to be wound up.
     5. While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of [any] Member may be able to charge [such] Member[’s] share of any profits and losses of the Company and [such] Member[’s] right to receive distributions of the Company’s assets (a “Member’s Interest”) with payment of the unsatisfied amount of the judgment with interest, to the extent so charged, the judgment creditor of [such] Member has only the rights of an assignee of [such] Member’s Interest, and the judgment creditor of [such] Member may not attach specific assets of the Company directly. Thus, under the LLC Act, a judgment creditor of [any] Member may not satisfy its claims against [such] Member by asserting a claim against the assets of the Company.
     6. Under the LLC Act (i) the Company is a separate legal entity, and (ii) the existence of the Company as a separate legal entity shall continue until the cancellation of the LLC Certificate.]
     7. A federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.
     8. The execution and delivery by the Company of the Loan Documents, and the performance by the Company of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the organizational documents of the Company.
     9. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required solely in connection with the execution and delivery by the Company of the Loan Documents, or the performance by the Company of its obligations thereunder.
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     10. The Financing Statements comply with all applicable provisions of the UCC and are in proper form for filing with [identify offices]. Upon filing with [identify offices], the Financing Statements will perfect the security interests of the Lender in the collateral described therein, including the Personal Property, and no other filing will be required to maintain the perfection of the security interests of the Lender in such collateral.
     This opinion may be relied upon by you and your successors and assigns (including a trustee in connection with a securitization) and by any rating agencies which rate securities issued in connection with a securitization of the Loan.
[Insert Signature Block]
Goldman Sachs Commercial Mortgage Capital, L.P.
Loan Agreement
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Exhibit C
Form of Tenant Notice
[BORROWER’S LETTERHEAD]
                    , 20___

Re:	Lease dated [_____], 200_ between [_____], as Landlord, and [_____], as Tenant, concerning premises known as [_____] (the “Building”).
Dear Tenant:
     [As of                     , 200_,                     , the owner of the Building, has transferred the Building to                      (the “New Landlord”).] The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:
(x) If the payment is made by wire transfer, you shall transfer the applicable funds to the following account:
Bank:
Account Name
Account No.:
ABA No.:
Contact:
(y) If the payment is made by check, you shall deliver your payment to the following address: [LOCKBOX ADDRESS].
     [In addition, please amend the insurance policies which you are required to maintain under your lease to include the new owner as an additional insured thereon.]
     The instructions set forth herein are irrevocable and are not subject to modification by us or the New Landlord in any manner. Only [name of then-current Lender], or its successors and assigns, may by written notice to you rescind or modify the instructions contained herein.
     Thank you in advance for your cooperation and if you have any questions, please call                      at (___) ___-                    .
Very truly yours,]
Goldman Sachs Commercial Mortgage Capital, L.P.
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Schedule A
Property
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Schedule B
Exception Report
Two 5 year renewal options set forth in LTF CO Lease, and right of first offer in favor of LTF CO in the event of a sale to an unrelated third party but not applicable to the granting of or foreclosure or deed in lieu of foreclosure of any Mortgage.
The title policy on Sugarland, Texas insures over a $4,602.75 mechanic’s lien recorded December 15, 2004 in Clerk’s File No 20041511353 of the Official Records of Fort Bend County, Texas in favor of S.T.A.R. Concrete Pumping Company, Inc. Borrower contests the validity of the claim. Suit must be filed on the lien within two years, four months and fifteen days from its recordation. Borrower has escrowed 150% of the amount claimed with First American Title Insurance Company
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Schedule C
[none]
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Schedule D
Initial Values

Tempe, Arizona	$31,000,000

Commerce, Michigan	$21,500,000

Garland, Texas	$29,000,000

Flower Mound, Texas	$28,000,000

Sugar Land, Texas	$28,520,000

Willowbrook, Texas	$28,910,000
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Schedule E
[none]
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Schedule F
Rent Roll
LTF CO Lease of even date herewith, initial term to 2/5/22, two 5 year renewal options, first offer right in favor of LTF CO in the event of a sale to an unrelated third party but not applicable to the granting of or foreclosure or deed in lieu of foreclosure of any Mortgage.
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Schedule G
Material Agreements
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Schedule H
Allocated Loan Amounts

Tempe, Arizona	$19,266,054

Commerce, Michigan	$16,135,324

Garland, Texas	$17,339,448

Flower Mound, Texas	$17,339,448

Sugar Land, Texas	$17,339,448

Willowbrook, Texas	$17,580,278
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Schedule I
Organizational Chart
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Schedule J
Intentionally deleted
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[Schedule K
Ground Leases]
None